UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Alexza Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALEXZA PHARMACEUTICALS, INC.

2091 Stierlin Court

Mountain View, California 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 6, 2012

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Alexza”), will be held on June 6, 2012, at 2:00 p.m. local time at the offices of the Company, 2091 Stierlin Court, Mountain View, California 94043 for the following purposes:

1. To elect the eight nominees for director named herein, each to serve until the 2013 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. The Company’s Board of Directors intends to present the following nominees for election as directors:

Thomas B. King	J. Leighton Read, M.D.
Hal V. Barron, M.D., F.A.C.C.	Gordon Ringold, Ph.D.
Andrew L. Busser	Isaac Stein
Deepika R. Pakianathan, Ph.D.	Joseph L. Turner

2. To approve a series of certificates of amendment to the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s outstanding common stock, pursuant to which any whole number of outstanding shares between, and including, three and ten would be combined into one share of common stock and to authorize the Company’s Board of Directors to select and file one such certificate of amendment.

3. To ratify the selection by the Audit and Ethics Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These business items are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 20, 2012 as the record date for identifying those stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on that day may vote at the annual meeting or any adjournment thereof. In accordance with Delaware law, for ten days prior to the annual meeting of stockholders, a list of stockholders will be available for inspection in the office of the Corporate Secretary, Alexza Pharmaceuticals, Inc., 2091 Stierlin Court, Mountain View, California 94043. The list of stockholders will also be available at the annual meeting.

By Order of the Board of Directors

Mark K. Oki

Vice President, Finance, Controller

and Secretary

Mountain View, California

[    ], 2012

Pursuant to the Internet proxy rules promulgated by the Securities and Exchange Commission, Alexza has elected to provide access to its proxy materials over the Internet. Accordingly, stockholders of record at the close of business on April 20, 2012 will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement thereof. Alexza expects to mail the Notice of Internet Availability of Proxy Materials on or about April 27, 2012.

All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet or the telephone, as promptly as possible in order to ensure your representation at the annual meeting. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.

ALEXZA PHARMACEUTICALS, INC.

2091 Stierlin Court

Mountain View, California 94043

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

JUNE 6, 2012

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the annual meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received the Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability.

We intend to mail the Notice of Internet Availability on or about April 27, 2012 to all stockholders of record entitled to vote at the annual meeting. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge.

Why am I being provided access to these materials?

We have provided you access to these proxy materials because the Board of Directors of Alexza Pharmaceuticals, Inc. (sometimes referred to as the “Company” or “Alexza”) is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply vote, as instructed below and in the Notice of Internet Availability, via the Internet or the telephone. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability to request a paper proxy card to submit your vote by mail.

How do I attend the annual meeting?

The meeting will be held on Wednesday, June 6, 2012, at 2:00 p.m. local time at the offices of the Company, 2091 Stierlin Court, Mountain View, California 94043. Directions to the annual meeting may be found at www.alexza.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 20, 2012 will be entitled to vote at the annual meeting. On April 20, 2012, there were [            ] shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 20, 2012 your shares were registered directly in your name with the Company’s transfer agent, Computershare then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote, as instructed below and in the Notice of Internet Availability, via the Internet or the telephone, as promptly as possible to ensure your vote is counted. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability to request a paper proxy card to submit your vote by mail.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 20, 2012 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote, as well as such other business as may properly come before the meeting or any adjournment thereof:

•	Election of eight directors;

•

Approval of a series of certificates of amendment to the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s outstanding common stock, pursuant to which any whole number of outstanding shares between, and including, three and ten would be combined into one share of common stock and to authorize the Company’s Board of Directors to select and file one such certificate of amendment; and

•

Ratification of the selection by the Audit and Ethics Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm for the Company for its fiscal year ending December 31, 2012.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For all other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy on the Internet, vote by proxy over the telephone, or vote by proxy via the mail. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy.

•	In Person: To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

Internet:    To vote on the Internet, go to http://www.proxyvoting.com/alxa to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m., Eastern time, on June 5, 2012 to be counted.

•

Telephone:    To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m. Eastern time, on June 5, 2012 to be counted.

•

Mail:    To vote by mail, you must request a paper proxy card by following the instructions on the Notice of Internet Availability. Once you receive the paper proxy card, complete, sign and date the proxy card where indicated and return it promptly in the prepaid envelope that will be included with the paper proxy card. If we receive your signed proxy card before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice of Internet Availability containing voting instructions from that organization rather than from the Company. You may vote by proxy by following the instructions from your broker, bank or other agent included with the Notice of Internet Availability. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 20, 2012.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal Nos. 1 or 2 without your instructions, but may vote your shares on Proposal No. 3.

What if I submit a proxy via the Internet, by telephone or by mail but do not make specific choices?

If you submit a proxy via the Internet, by telephone or by mail without making voting selections, your shares will be voted “For” the election of all eight nominees for director and “For” for all other proposals. If any other matter is properly presented at the annual meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability or set of proxy materials?

If you receive more than one Notice of Internet Availability or set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or voting instruction card that you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at 2091 Stierlin Court, Mountain View, CA 94043.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that will be counted.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 28, 2012, to Corporate Secretary, 2091 Stierlin Court, Mountain View, CA 94043. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 8, 2013, nor earlier than the close of business on February 6, 2013.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposal Nos. 2 and 3, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal except Proposal No. 2. For Proposal No. 2, broker non-votes will have the same effect as “Against” votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•

For Proposal No. 1, the election of directors, the eight nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•

To be approved, Proposal No. 2, the approval of a series of certificates of amendment to the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s outstanding common stock, pursuant to which any whole number of outstanding shares between, and including, three and ten would be combined into one share of common stock and to authorize the Company’s Board of Directors to select and file one such certificate of amendment, must receive “For” votes from the holders, either in person or by proxy, of a majority of the outstanding shares of common stock. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

•

To be approved, Proposal No. 3, the ratification of Ernst & Young LLP as the independent registered public accounting firm for the Company for its fiscal year ending December 31, 2012, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares are present at the meeting in person or represented by proxy. On April 20, 2012, the record date, there were [            ] shares outstanding and entitled to vote. Thus, the holders of at least [            ] shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended report on Form 8-K to publish the final results.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ALEXZA SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the annual meeting, stockholders will elect members of the Company’s Board of Directors (the “Board”) to hold office until the 2013 Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until any such director’s earlier death, resignation or removal. There are eight nominees for election this year. Each such nominee is currently a director of the Company, and each such nominee was previously elected by the stockholders.

Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote. If properly submitted, shares represented by proxy will be voted for the election of the eight nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holders may determine. Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

Director Nominees

The names of the nominees and certain information about them, including their ages as of April 20, 2012, are set forth below:

Name of Nominee	Age	Position Held with Company	Committees	Director Since
Thomas B. King	57	Director, President and Chief Executive Officer	Finance (Chair)	2003
Hal V. Barron, M.D., F.A.C.C.	49	Director	Compensation	2007
Andrew L. Busser	43	Director	Finance	2009
Deepika R. Pakianathan, Ph.D.	47	Director	Compensation, Finance	2004
J. Leighton Read, M.D.	61	Director	Audit and Ethics	2004
Gordon Ringold, Ph.D.	61	Director	Compensation	2001
Isaac Stein	65	Director (Lead)	Audit and Ethics, Corporate Governance and Nominating (Chair), Finance	2001
Joseph L. Turner	60	Director	Audit and Ethics (Chair), Corporate Governance and Nominating	2010

Thomas B. King has served as our President, Chief Executive Officer and a member of our Board since June 2003. From September 2002 to April 2003, Mr. King served as President, Chief Executive Officer and a member of the board of directors of Cognetix, Inc., a biopharmaceutical development company. From January 1994 to February 2001, Mr. King held various senior executive positions at Anesta Corporation, a publicly-traded pharmaceutical company, including President and Chief Executive Officer from January 1997 to October 2000, and was a member of the board of directors until it was acquired by Cephalon, Inc., a publicly-traded biopharmaceutical company. The Board believes that Mr. King’s position as the Company’s Chief Executive Officer and his prior experience as chief executive officer at similar companies, including a publicly-traded company, enables him to contribute to the Board his extensive knowledge of the Company and its industry and provide Board continuity. Mr. King received an M.B.A. from the University of Kansas and a B.A. in chemistry from McPherson College.

Hal V. Barron, M.D., F.A.C.C. has served as a member of our Board since December 2007. In April 2009, Dr. Barron became Executive Vice President of Genentech, Inc. and Chief Medical Officer of F. Hoffman-La Roche, Ltd., a pharmaceutical company, following La Roche, Ltd.’s acquisition of Genentech, Inc. Previously, starting in December 2003, Dr. Barron served as Senior Vice President of Development at Genentech, Inc. and as Chief Medical Officer since March 2004. Dr. Barron joined Genentech, Inc. in 1996 as a clinical scientist and in 2002 he was promoted to Vice President of Medical Affairs. Dr. Barron’s academic positions include Associate Adjunct Professor of Epidemiology and Biostatistics and Associate Clinical Professor of Medicine/Cardiology at the University of California, San Francisco. The Board believes that Dr. Barron’s experience as chief medical officer, vice president and clinical scientist of a large, publicly-traded pharmaceutical company gives him relevant industry experience, and his tenure with Genentech, Inc. in a variety of positions has provided him with the knowledge of the multiple stages of development of pharmaceutical companies and the challenges the Company will face at each stage. Dr. Barron received his B.S. in physics from Washington University in St. Louis, his M.D. from Yale University and completed his training in medicine and cardiology at the University of California, San Francisco.

Andrew L. Busser has served as a member of our Board since September 2009. Mr. Busser is currently a Partner, Managing Member and Co-Founder of Symphony Capital LLC, an investment firm, and a Managing Member of Symphony. Prior to founding Symphony Capital LLC in 2002, Mr. Busser co-founded Wilkerson Partners LLC, a management consulting firm, in 2000. From 1997 to 2000, Mr. Busser served as a management consultant with The Wilkerson Group / IBM Healthcare Consulting. From 1993 to 1997, Mr. Busser was in sales and marketing management at The DuPont Merck Pharmaceutical Co., focusing on cardiovascular and neurology markets. The Board believes that Mr. Busser’s strong background in management consulting and the pharmaceutical industry offers a unique perspective to assist the Company. Mr. Busser received an A.B. in history from Colgate University.

Deepika R. Pakianathan, Ph.D. has served as a member of our Board since November 2004. Since 2001, Dr. Pakianathan has served as a managing member at Delphi Ventures, a venture capital firm focusing on healthcare investments. From 1998 to 2001, Dr. Pakianathan was a senior biotechnology banker at JPMorgan. Prior to joining JPMorgan, Dr. Pakianathan was a research analyst at Genesis Merchant Group, a private investment partnership, from 1997 to 1998 and a post-doctoral scientist at Genentech, Inc. from 1993 to 1997. Dr. Pakianathan is a director of various private healthcare companies. The Board believes that Dr. Pakianathan’s experience overseeing multiple healthcare companies as a director and prior work as a biotechnology investment banker provide knowledge related to the Company’s industry sector to aid in overseeing the business development and strategy of the Company. Dr. Pakianathan received a Ph.D. in immunology and an M.S. in biology from Wake Forest University, and an M.Sc. in biophysics and a B.Sc from the University of Bombay.

J. Leighton Read, M.D. has served as a member of our Board since November 2004. From 2001 until 2007, Dr. Read served as a Managing Member in four funds at Alloy Ventures, where he continues as a Venture Partner. Dr. Read founded Aviron, a biopharmaceutical company, and served as its Chairman and Chief Executive Officer until 1999 and as a director until its acquisition by MedImmune, LLC, in 2002. In 1989, Dr. Read co-founded Affymax NV, a biopharmaceutical company. Dr. Read is a member of the board of directors of various private companies. Dr. Read has received several awards for co-inventing the technology underlying the Affymetrix GeneChip. The Board believes that Dr. Read’s background in founding multiple biopharmaceutical companies brings experience to assist the Company in guiding it through the processes of drug development and commercialization. Dr. Read received an M.D. from the University of Texas Health Science Center at San Antonio and completed his training in internal medicine at Duke University and the Peter Bent Brigham Hospital, a B.S. in psychology and biology from Rice University.

Gordon Ringold, Ph.D. has served as a member of our Board since June 2001. Since March 2000, Dr. Ringold has served as Chairman and Chief Executive Officer of Alavita, Inc., a biotechnology company. From March 1995 to February 2000, Dr. Ringold served as Chief Executive Officer and Scientific Director of Affymax Research Institute where he managed the development of novel technologies to accelerate the pace of drug discovery. Dr. Ringold is also a member of the board of directors of Maxygen, Inc., a publicly-traded biopharmaceutical company, and 3V Bio-Pharma, a privately-held biotechnology company, and was a member of the board of directors of Oxonica plc, a publicly-traded nanotechnology company, from 2005 to 2009. The Board believes that Dr. Ringold’s experience as both chief executive officer and director of multiple biotechnology and biopharmaceutical companies, as well as his work with technologies to advance drug discovery are important to the Company in its long-term goals to commercialize multiple products in connection with the Staccato system. Dr. Ringold received a Ph.D. in microbiology from University of California, San Francisco, in the laboratory of Dr. Harold Varmus before joining the Stanford University School of Medicine, Department of Pharmacology. Dr. Ringold also received a B.S. in biology from the University of California, Santa Cruz.

Isaac Stein has served as a member of our Board since June 2001. Since November 1982, Mr. Stein has been President of Waverley Associates, Inc., a private investment firm. He is also the emeritus Chairman of the Board of Trustees of Stanford University and is the Chairman of the board of directors of Maxygen, Inc., a biopharmaceutical company. Mr. Stein is also a director of American Balanced Fund, Inc., International Growth and Income Fund, Inc., and The Income Fund of America, Inc. (part of the American Funds family of mutual funds). The Board believes that Mr. Stein’s tenure as a director of the Company provides continuity and experience that is important in his role as lead director. Mr. Stein also contributes relevant industry experience through his position as the chair of Maxygen’s board of directors and financial experience through his work with investment funds. Mr. Stein received an M.B.A. and J.D. from Stanford University and a B.A. in mathematical economics from Colgate University.

Joseph L. Turner has served as a member of our Board since July 2010. Mr. Turner currently serves on the Board of Directors and Audit Committee of QLT Inc., a publicly-traded pharmaceutical company, and serves on the Board of Directors and is the chair of the Audit Committee of Corcept Therapeutics, Inc., and Allos Therapeutics, Inc, both publicly-traded pharmaceutical companies, and Kythera Biopharmaceuticals, Inc., a privately-held pharmaceutical company. In 2008, Mr. Turner served as a director and member of the Audit Committee of SGX. Mr. Turner served as Chief Financial Officer at Myogen, Inc., a publicly-traded biopharmaceutical company, which he joined in 1999 and served until it was acquired by Gilead Sciences in 2006. Previously, Mr. Turner was Chief Financial Officer at Centaur Pharmaceuticals, Inc. and served as Chief Financial Officer and Vice President, Finance and Administration at Cortech, Inc. Since 2009, Mr. Turner has also served on the Board of Managers of Swarthmore College and in June 2010, he was appointed to its Finance Committee, Academic Affairs Committee and Student Affairs Committee. The Board believes that Mr. Turner’s background in finance and his experience in the biopharmaceutical industry make him well suited to aid the Company. Mr. Turner has an M.B.A. from the University of North Carolina at Chapel Hill, an M.A. in molecular biology from the University of Colorado, and a B.A. in chemistry from Swarthmore College.

Required Vote

The eight nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES LISTED ABOVE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under The Nasdaq Stock Market LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following eight directors are or were (in the case of former directors) independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Barron, Samuel D. Colella, Alan D. Frazier, Dr. Pakianathan, Dr. Read, Dr. Ringold, Mr. Stein, and Mr. Turner. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Frazier did not stand for reelection in 2011 and Mr. Colella is not standing for reelection in 2012.

Board Leadership Structure

The Board has a lead independent director, Mr. Stein, who fulfills the duties and possesses the powers of the Board Chair when such position has not been appointed. In such capacity, Mr. Stein has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors and to set meeting agendas. Accordingly, the lead independent director has substantial ability to shape the work of the Board when fulfilling the duties of the Board Chair. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair enhances the effectiveness of the Board.

Role of the Board in Risk Oversight

One of the Board’s functions is informed oversight of the Company’s risk management processes. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board’s Audit and Ethics Committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps the Company’s management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit and Ethics Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of the Company’s internal audit function. The Board’s Corporate Governance and Nominating Committee monitors the effectiveness of the Company’s corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Board’s Compensation Committee assesses and monitors whether any of the Company’s compensation policies and programs has the potential to encourage excessive risk-taking. The Board’s Finance Committee monitors risks associated with, and has the authority to approve, any and all strategies, plans, policies and actions related to adjustment to the Company’s capital structure, financing arrangements, whether in the form of equity, debt or derivative securities. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s lead independent director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

The Board met 14 times during 2011. All directors, except Mr. Colella and Mr. Frazier, attended more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served during the portion of the fiscal year for which they were directors or committee members, respectively.

As required under applicable Nasdaq listing standards, in fiscal 2011, the Company’s independent directors met four (4) times in regularly scheduled executive sessions at which only independent directors were present. The lead independent director presided over such sessions.

Information Regarding Committees of the Board of Directors

Standing committees of the Board include an Audit and Ethics Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Below is a description of each of those committees. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit and Ethics Committee

The Audit and Ethics Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company, and has general responsibility for surveillance of internal controls and accounting and audit activities of the Company. Specifically, the Audit and Ethics Committee (i) is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm; (ii) reviews, prior to publication, the Company’s annual financial statements with management and the Company’s independent registered public accounting firm; (iii) reviews with the Company’s independent registered public accounting firm the scope, procedures and timing of the annual audits; (iv) reviews the Company’s accounting and financial reporting principles and practices; (v) reviews the adequacy and effectiveness of the Company’s internal accounting controls; (vi) reviews the scope of other auditing services to be performed by the independent registered public accounting firm; (vii) reviews the independence and effectiveness of the Company’s independent registered public accounting firm and their significant relationships with the Company; (viii) reviews the adequacy of the Company’s accounting and financial personnel resources; (ix) reviews the Audit and Ethics Committee charter on an annual basis; (x) reviews with management and the Company’s independent registered public accounting firm quarterly financial results, and the results of any significant matters identified as a result of the independent registered public accounting firm’s review procedures, prior to filing any Form 10-Q; (xi) reviews any other matters relative to the audit of the Company’s accounts and the preparation of its financial statements that the Audit and Ethics Committee deems appropriate; and (xii) reviews management’s efforts to monitor compliance with the Company’s code of conduct.

During 2011, the Company’s Audit and Ethics Committee met seven times. The Audit and Ethics Committee was comprised of Joseph L. Turner (Chair), J. Leighton Read, M.D. and Isaac Stein. The Audit and Ethics Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Turner is an “audit committee financial expert” as defined under the Exchange Act. The Board has determined that all members of the Audit and Ethics Committee are “independent” as defined under the Exchange Act and the listing standards of Nasdaq.

The Board has adopted an Audit and Ethics Committee Charter, which is available on our website at www.alexza.com in the “Investor Relations — Corporate Governance” section.

Report of the Audit and Ethics Committee of the Board of Directors1

The Audit and Ethics Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal controls.

The Audit and Ethics Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2011 with management of the Company. The Audit and Ethics Committee has discussed significant accounting policies applied by the Company in its consolidated financial statements, as well as alternative treatments. Management represented to the Audit and Ethics Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit and Ethics Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit and Ethics Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

In addition, the Audit and Ethics Committee has discussed with the independent registered public accounting firm the accountant’s independence from the Company and its management, including the matters in the written disclosures required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence. The Audit and Ethics Committee has received the letter from the independent registered public accounting firm required therein. The Audit and Ethics Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence.

The Audit and Ethics Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit and Ethics Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

The Audit and Ethics Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit and Ethics Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit and Ethics Committee recommended to the Board, and the Board has approved, inclusion of the audited consolidated financial statements of the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. The Board has also approved, subject to stockholder ratification, the Audit and Ethics Committee’s selection of the Company’s independent registered public accounting firm.

AUDIT AND ETHICS COMMITTEE

Joseph L. Turner (Chair)

J. Leighton Read, M.D.

Isaac Stein

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee acts on behalf of the Board to oversee, review, and approve or recommend for adoption the Company’s compensation strategy, policies, plans and programs, including:

•

establishment of corporate goals and objectives relevant to the compensation of the Company’s executive officers, the weighting of corporate and individual performance relating to compensation and evaluation of performance in light of these stated objectives;

•

review and approval or recommendation to the Board for approval of, the compensation and other terms of employment or service of the Company’s President and Chief Executive Officer and the other executive officers, including all forms of salary paid to executive officers of the Company and the grant of all forms of bonus and stock compensation, including retention incentives, provided to executive officers of the Company; and

•	administration of the Company’s equity compensation plans and other similar plans and programs.

The Compensation Committee also reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

The Compensation Committee is appointed by the Board and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “independent directors” for purposes of the Nasdaq listing standards. Our Compensation Committee is comprised of Samuel D. Colella (Chair) (who is resigning from the Board effective as of the date of the annual meeting), Hal Barron, M.D., F.A.C.C., Deepika R. Pakianathan, Ph.D. and Gordon Ringold, Ph.D. During 2011, the Company’s Compensation Committee met seven times.

The Compensation Committee reviews and recommends to our Board an executive officer compensation program intended to link compensation with our compensation philosophy. The Compensation Committee annually reviews our executive officers’ compensation to determine whether it provides adequate incentives. The Compensation Committee’s most recent review occurred in March 2012 when it approved the 2012 Bonus Plan (described below) and retention grants of restricted stock units to our executive officers and other employees. The Board has adopted a Compensation Committee Charter, which is available on our website at www.alexza.com in the “Investor Relations — Corporate Governance” section.

For more information about our Compensation Committee and our compensation program, see the section of this proxy statement entitled “Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee

Isaac Stein (Chair) and Samuel D. Colella (who is resigning from the Board effective as of the date of the annual meeting, and will be replaced on such day by Joseph L. Turner) are the current members of the Company’s Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met one time in 2011. Other members of the Board are invited and often attend such meetings. The Board has determined that all members of the Corporate Governance and Nominating Committee are “independent” as defined under the Exchange Act and the listing standards of Nasdaq.

The Corporate Governance and Nominating Committee makes recommendations to the Board as to the appropriate size of the Board or any Board committee and reviews the qualifications of candidates for the Board (including those proposed by stockholders) and makes recommendations to the Board on potential Board members (whether created by vacancies or as part of the annual election cycle). The Corporate Governance and Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Company’s annual meeting of stockholders.

In evaluating the suitability of individuals for Board membership or continued Board membership, the Corporate Governance and Nominating Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded pharmaceutical company; the individual’s understanding of the Company’s business; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Corporate Governance and Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best achieve success for the Company and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. While the Company does not have a written policy regarding Board diversity, it is one of a number of factors that the Corporate Governance and Nominating Committee takes into account in identifying nominees, and the committee believes it is important that the Board members represent diverse viewpoints, skill sets and backgrounds. In determining whether to recommend a director for re-election, the Corporate Governance and Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Corporate Governance and Nominating Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Corporate Governance and Nominating Committee may identify certain skills or attributes (e.g., financial experience or product commercialization experience) as being particularly desirable to help meet specific Board needs that have arisen.

In identifying potential candidates for Board membership, the Corporate Governance and Nominating Committee relies on suggestions and recommendations from the Board, stockholders, management and others. The Corporate Governance and Nominating Committee does not distinguish between nominees recommended by stockholders and other nominees.

From time to time, the Corporate Governance and Nominating Committee may also retain search firms to assist it in identifying potential candidates for director, gathering information about the background and experience of such candidates and acting as an intermediary with such candidates. Stockholders wishing to suggest candidates to the Corporate Governance and Nominating Committee for consideration as directors must timely submit a written notice to the Corporate Secretary of the Company, whose address is 2091 Stierlin Court, Mountain View, CA 94043. The Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), set forth the procedures a stockholder must follow to nominate directors. For a stockholder to nominate a candidate for director at the 2013 Annual Meeting of Stockholders, notice of the nomination must be received by the Company not later than the close of business on March 8, 2013 and not earlier than the close of business on February 6, 2013. The notice must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected). The Corporate Governance and Nominating Committee will consider any nominee properly presented by a stockholder, and will make a recommendation to the Board. After full consideration by the Board, the stockholder presenting the nomination will be notified of the Board’s conclusion. Copies of the Bylaws may be obtained by writing to the Corporate Secretary at the above address.

In addition, the Corporate Governance and Nominating Committee establishes procedures for the oversight and evaluation of the Board and management and considers conflicts of interest involving executive officers or Board members. Stockholders wishing to submit recommendations for our 2012 Annual Meeting should submit their proposals to the Corporate Governance and Nominating Committee, in care of our Corporate Secretary and in accordance with the time limitations, procedures and requirements described in the section entitled “Stockholder Proposals” below.

The Board has adopted a Corporate Governance and Nominating Committee Charter, which is available on our website at www.alexza.com in the “Investor Relations — Corporate Governance” section.

Stockholder Communications With the Board

Stockholders and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-management directors as a group), any Board committee or any Chair of any such committee by U.S. mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. Such correspondence should be sent c/o Corporate Secretary, Alexza Pharmaceuticals, Inc., 2091 Stierlin Court, Mountain View, CA 94043.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

Director Attendance at Annual Meeting

The Company encourages all directors to attend each annual meeting of stockholders. In furtherance of this policy and to maximize the attendance of directors at annual meetings, the Company generally schedules annual meetings of stockholders on the same day, and in the same location, as a regularly scheduled meeting of the Board. Andrew L. Busser, Deepika R. Pakianathan, Ph.D., Gordon Ringold, Ph.D., Isaac Stein and Joseph L. Turner of our Board attended the 2011 Annual Meeting of Stockholders.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended December 31, 2011, members of the Company’s Compensation Committee consisted of Samuel D. Colella (Chair), Hal Barron, M.D., F.A.C.C., Deepika R. Pakianathan, Ph.D. and Gordon Ringold, Ph.D., none of whom is currently, or has ever been at any time since the Company’s formation, one of the Company’s officers or employees. In addition, none of our executive officers has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Code of Conduct

The Company has adopted the Alexza Pharmaceuticals, Inc. Code of Business Conduct for Employees, Executive Officers and Directors (the “Code of Conduct”), which applies to all directors and employees, including executive officers, including, without limitation, the Company’s principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Conduct is filed as an exhibit on the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and can be found on our website at www.alexza.com.

PROPOSAL NO. 2

APPROVAL OF CERTIFICATES OF AMENDMENT TO THE COMPANY’S

RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Introduction

The Board has adopted a resolution approving, and recommending to the Company’s stockholders for their approval, a series of proposed certificates of amendment to the Company’s Restated Certificate of Incorporation (as amended, the “Restated Certificate of Incorporation”) to effect a reverse split of the shares of the Company’s common stock at a ratio ranging from 3:1 to 10:1 (the “Reverse Stock Split”). The text of the forms of the proposed certificates of amendment to the Restated Certificate of Incorporation are annexed to this proxy statement as Annexes A-1 to A-8. Assuming the stockholders approve the proposal, the Board will have the sole discretion under Section 242(c) of the General Corporation Law of the State of Delaware (the “DGCL”), as it determines to be in the best interest of the Company and its stockholders, both to select the specific exchange ratio within the designated range of 3:1 to 10:1 and also to decide whether or not to proceed to effect a Reverse Stock Split or instead to abandon the proposed certificates of amendment altogether. If a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to the Restated Certificate of Incorporation will effect the Reverse Stock Split by reducing the outstanding number of shares of the Company’s common stock by the ratio to be determined by the Board, but will not increase the par value of the Company’s common stock, and will not change the number of authorized shares of the Company’s common stock. If the Board does not implement an approved Reverse Stock Split prior to the one-year anniversary of the annual meeting, the Board will seek stockholder approval before implementing any Reverse Stock Split after that time.

By approving this Proposal No. 2 and the Reverse Stock Split, stockholders will approve each of a series of certificates of amendment to the Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares, between and including three and ten, would be combined into one share of the Company’s common stock, and authorize the Board to file only one such certificate of amendment, as determined by the Board in the manner described herein, and to abandon each certificate of amendment not selected by the Board. If approved, the Board may also elect not to effect any Reverse Stock Split and consequently not to file any certificate of amendment to the Restated Certificate of Incorporation. The Board believes that stockholder approval of the series of certificates of amendment granting the Board this discretion, rather than approval of a specified exchange ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders.

The Company’s Nasdaq Listing Compliance

The Company’s common stock is listed on the Nasdaq Global Market under the symbol “ALXA.” To maintain a listing on the Nasdaq Global Market, the Company must satisfy the applicable listing maintenance standards established by Nasdaq. Among other things, the Company is required to comply with the continued listing requirements of the Nasdaq Global Market (the “Nasdaq Global Requirements”). To comply with such requirements, the Company must substantially meet each of the following requirements:

1) a minimum bid price of at least $1.00 per share; and

2) at least 400 beneficial holders and holders of record of its common stock.

The Company must also meet one of the following three requirements:

1) (a) stockholders’ equity of at least $10 million, (b) at least 750,000 shares not held directly or indirectly by an officer, director or any person who is the beneficial owner of more than 10% of the total shares outstanding (“Publicly Held Shares”), (c) a market value of Publicly Held Shares of at least $10 million and (d) at least two registered and active dealers that, with respect to the Company’s common stock, hold themselves out (by entering quotations in the service provided by Nasdaq that provides for the automated execution and reporting of transactions in Nasdaq securities) as being willing to buy and sell the Company’s common stock for their own account on a regular and continuous basis (“Market Makers”);

2) (a) a market value of the Company’s common stock of at least $50 million, (b) at least 1,100,000 Publicly Held Shares, (c) a market value of Publicly Held Shares of at least $15 million and (d) at least four registered and active Market Makers; or

3) (a) total assets and total revenue of at least $50 million each for the most recently completed fiscal year or two of the three most recently completed fiscal years, (b) at least 1,100,000 Publicly Held Shares, (c) a market value of Publicly Held Shares of at least $15 million and (d) at least four registered and active Market Makers.

Currently, the Company meets the Nasdaq Global Requirements, except the $1.00 minimum bid price. Assuming the stockholders approve this Proposal No. 2, the Board will determine whether to effect a Reverse Stock Split in the range of 3:1 to 10:1, at the ratio determined by the Board to be most likely sufficient to allow the Company to meet and maintain the $1.00 minimum bid price requirement.

Reasons for the Reverse Stock Split

On January 31, 2012, Nasdaq notified us that the bid price of our common stock had closed below the required $1.00 per share for 30 consecutive trading days, and, accordingly, that we did not comply with the applicable Nasdaq minimum bid price requirement. We have been provided 180 calendar days, or until July 30, 2012, to regain compliance with this requirement. To demonstrate compliance with the bid price requirement, we must maintain a bid price of greater than $1.00 for a minimum of 10 consecutive business days, although in certain circumstances Nasdaq may require a longer compliance period.

The Board has considered the potential harm to the Company of a delisting of the Company’s common stock and has determined that, if the Company’s common stock continues to trade below $1.00 per share, the consummation of the Reverse Stock Split is the best way to maintain liquidity by achieving compliance with the Nasdaq Global Requirements if the Company’s common stock continues to trade below $1.00 per share. Approval of this Proposal No. 2 will permit the Company to file one certificate of amendment to the Restated Certificate of Incorporation and the certificate of amendment filed thereby will contain the number of shares selected by the Board within the limits set forth in this proposal to be combined into one share of common stock.

The Board also believes that the current low per share market price of the Company’s common stock has had a negative effect on the marketability of the Company’s existing shares. The Board believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Company’s common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the common stock. The Board anticipates that a Reverse Stock Split will result in a higher bid price for the Company’s common stock, which may help to alleviate some of these problems. Additionally, there are very few shares of the Company’s common stock authorized under the Restated Certificate of Incorporation that are not already issued and outstanding or reserved for future issuance, which impairs the Company’s ability to raise capital through equity financings. Should the Company need additional sources of capital in the future to fund continuing operations, the Board believes that the Reverse Stock Split could facilitate such future financing.

If this Proposal No. 2 is approved by the holders of the Company’s common stock and the Board decides to implement the Reverse Stock Split, the Board will determine the ratio of the Reverse Stock Split, in the range of 3:1 to 10:1, as determined in the judgment of the Board to be most likely sufficient to allow the Company to achieve and maintain compliance with the minimum $1.00 per share requirement for listing on the Nasdaq Global Market for the longest period of time. By way of illustration, assuming a per share price of $0.60 immediately prior to the filing of the appropriate certificate of amendment to the Restated Certificate of Incorporation, the Board may determine that the Company should effect a 3:1 or 10:1 reverse stock split, with the goal of achieving a bid price of $1.80 or $6.00 per share, respectively. Please refer to the section entitled “Effects of the Reverse Stock Split” below for more detailed examples of the effects of the range of ratios.

The Company believes that maintaining listing on the Nasdaq Global Market will provide it with a market for its common stock that is more accessible than if the Company’s common stock were traded on the OTC Bulletin Board or in the “pink sheets” maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq Global Market or the Nasdaq Capital Market. Among other factors, trading on the Nasdaq Global Market increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by Market Makers. Further, a Nasdaq Global Market listing may enhance the Company’s access to capital, increase the Company’s flexibility in responding to anticipated capital requirements and facilitate the use of its common stock in any strategic or financing transactions that it may undertake. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for listing on the Nasdaq Global Market as compared with the OTC markets.

The Company expects that a Reverse Stock Split of its common stock will increase the market price of the common stock so that the Company is able to maintain compliance with the Nasdaq minimum bid price listing standard. However, the effect of a Reverse Stock Split on the market price of the common stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of the common stock outstanding resulting from the Reverse Stock Split, effectively reducing the Company’s market capitalization, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of the Company’s common stock may vary based on other factors that are unrelated to the number of shares outstanding, including the Company’s future performance.

In order to maintain the Company’s listing on the Nasdaq Global Market, the Company must maintain a minimum market value of listed securities of at least $50 million and a minimum market value of Publicly Held Shares of $15 million. As of April [    ], 2012, the Company’s market value of listed securities was $[        ] million and its market value of Publicly Held Shares was $[        ] million. Even if the Company meets the bid price requirement, if it its unable to comply with the other Nasdaq Global Requirements, Nasdaq may determine to delist the common stock from the Nasdaq Global Market. The Company may apply to transfer its common stock to the Nasdaq Capital Market if it will not meet the bid price requirement prior to the July 30, 2012 deadline and if it meets all other requirements for listing on the Nasdaq Capital Market other than the bid price requirement. If transferred, the Company would have an additional 180-day grace period to regain compliance with the bid price requirement. The Company must notify Nasdaq of its intention to cure the deficiency in this situation, and if Nasdaq determines that it does not appear possible for the Company to cure the bid price deficiency, Nasdaq may not afford the Company the additional 180-day grace period on the Nasdaq Capital Market. If Nasdaq makes a determination to delist the common stock, the delisting procedure will begin with a notification of delisting and may involve a hearing and the possibility of appeal. There is no assurance that at the end of this process the common stock would continue to be listed on the Nasdaq Global Market or, if transferred, the Nasdaq Capital Market.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Board Discretion to Implement the Reverse Stock Split

If the Board determines to effect the Reverse Stock Split, it will consider certain factors in selecting the specific exchange ratio, including prevailing market conditions, the trading price of the common stock and the steps that the Company will need to take in order to achieve compliance with the bid price requirement and other listing regulations of the Nasdaq Global Market. Based in part on the price of the common stock on the days leading up to the filing of the certificate of amendment to the Restated Certificate of Incorporation effecting the Reverse Stock Split, the Board will select the ratio that it believes will, in accordance with the Nasdaq Global Requirements, increase the trading price of the common stock sufficiently to maintain, at least in the short term, a minimum bid price of at least $1.00.

Notwithstanding approval of the Reverse Stock Split by the stockholders, the Board may, in its sole discretion, abandon all of the proposed certificates of amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the Reverse Stock Split prior to the one year anniversary of this annual meeting of stockholders, as permitted under Section 242(c) of the DGCL. If the Board fails to implement any of the certificates of amendment prior to the one year anniversary of this annual meeting of stockholders, stockholder approval would again be required prior to implementing any Reverse Stock Split.

Consequences if Stockholder Approval for Proposal No. 2 Is Not Obtained

If stockholder approval for this Proposal No. 2 is not obtained, the Company will not be able to file a certificate of amendment to the Restated Certificate of Incorporation to effect the Reverse Stock Split. Unless the bid price for the common stock increases to greater than $1.00 for ten consecutive business days prior to July 30, 2012, then the Company will not meet the listing requirements for the Nasdaq Global Market. If compliance is not achieved by July 30, 2012, the Company will be eligible for another 180 day compliance period (until January 26, 2013) if the Company successfully applies to transfer its common stock to the Nasdaq Capital Market and meets the applicable market value of Publicly Held Shares requirement for continued listing and all other applicable requirements for initial listing on the Nasdaq Capital Market (except the bid price requirement) based on the Company’s most recent public filings and market information and notifies Nasdaq of its intent to cure this deficiency, unless it does not appear to Nasdaq that it is possible for the Company to cure the deficiency. No assurance can be given that the Company will be eligible for the additional 180-day compliance period or, if applicable, that the Company will regain compliance during any additional compliance period. If the Company is unable to qualify for the additional compliance period, or if it is unable to regain compliance during any such period, the common stock will likely be transferred to the OTC Bulletin Board or OTC Market.

If the Company fails to meet all applicable Nasdaq Global Requirements or, if transferred, requirements of the Nasdaq Capital Market, and Nasdaq determines to delist the common stock, the delisting could adversely affect the market liquidity of the common stock and the market price of the common stock could decrease. Delisting could also adversely affect the Company’s ability to obtain financing for the continuation of its operations and/or result in the loss of confidence by investors, suppliers, commercial partners and employees. In addition, the limited number of authorized shares of the Company’s common stock that are neither outstanding nor reserved for issuance could adversely affect the ability of the Company to raise capital through equity financings.

Effects of the Reverse Stock Split

The following table sets forth the number of shares of the Company’s common stock that would be outstanding immediately after the Reverse Stock Split at various exchange ratios, based on the [                ] shares of common stock outstanding as of April [    ], 2012. The table does not account for fractional shares that will be paid in cash.

Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding After Reverse Stock Split
None	[	]
3:1	[	]
4:1	[	]
5:1	[	]
6:1	[	]
7:1	[	]
8:1	[	]
9:1	[	]
10:1	[	]

If a stockholder owns 10,000 shares of common stock prior to the Reverse Stock Split, after the Reverse Stock Split that same stockholder would own 3,333 shares in the case of a Reverse Stock Split at the ratio of 3:1, 2,500 shares in the case of a Reverse Stock Split at the ratio of 4:1, 2,000 shares in the case of a Reverse Stock Split at the ratio of 5:1, 1,666 shares in the case of a Reverse Stock Split at the ratio of 6:1, 1,428 shares in the case of a Reverse Stock Split at the ratio of 7:1, 1,250 shares in the case of a Reverse Stock Split at the ratio of 8:1, 1,111 shares in the case of a Reverse Stock Split at the ratio of 9:1 and 1,000 shares in the case of a Reverse Stock Split at the ratio of 10:10.

The lasting effect of the proposed Reverse Stock Split upon the market price for the Company’s common stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The Company cannot assure you that the market price per new share of the Company’s common stock after the Reverse Stock Split (which we refer to as “New Shares”) will rise in proportion to the reduction in the number of old shares of the Company’s common stock outstanding (which we refer to as “Old Shares”) as a result of the Reverse Stock Split. The Company also cannot assure you that the market price per New Share will either exceed or remain in excess of the $1.00 minimum bid price as required by the Nasdaq Global Requirements, or that the Company will otherwise meet the requirements of Nasdaq for inclusion for trading on the Nasdaq Global Market, including, for example, the applicable minimum market value requirements of the Nasdaq Global Requirements. The market price of the Company’s common stock is dependent on the Company’s financial condition, performance, prospects and a number of other factors, many of which are unrelated to the number of shares outstanding. If the Company’s efforts to meet the Nasdaq Global Requirements are unsuccessful, the Company’s common stock would remain subject to delisting.

The liquidity of the Company’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split, and the reduced number of shares may make it more difficult to trade shares of the common stock. In addition, the Reverse Stock Split will increase the number of the Company’s stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting those sales.

The Reverse Stock Split will affect all of the Company’s holders of common stock uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of the Company’s stockholders owning a fractional share, in which case such stockholders will receive a cash payment in lieu of such fractional share. The Company’s issued common stock will remain fully paid and non-assessable.

The Reverse Stock Split will not affect the par value of the Company’s common stock. As a result, upon the effectiveness of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to its common stock will be reduced proportionately based on the exchange ratio selected by the Board for the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company’s common stock will be increased because there will be fewer shares of the Company’s common stock outstanding. In addition, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options, restricted stock units and warrants to purchase or acquire, as applicable, shares of common stock of the Company, and the number of shares reserved for issuance pursuant to the Company’s existing equity incentive, stock option and employee stock purchase plans will be reduced proportionately based on the exchange ratio selected by the Board for the Reverse Stock Split.

The Reverse Stock Split will have no effect on the total number of shares of common stock the Company is authorized to issue under the Restated Certificate of Incorporation. Therefore, upon effectiveness of the Reverse Stock Split, the number of shares of common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares. The Company may use the additional authorized and unissued shares of its common stock resulting from the Reverse Stock Split to issue additional shares of its common stock from time to time in equity financings, under its equity compensation plans or in connection with other matters.

The Company’s common stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the common stock under the Exchange Act. If the proposed Reverse Stock Split is implemented, the common stock will continue to be reported on the Nasdaq Global Market under the symbol “ALXA” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of approximately 20 trading days to indicate that the Reverse Stock Split has occurred).

Potential Anti-Takeover Effect of the Reverse Stock Split

Upon effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or outstanding will increase relative to the number of shares of common stock that are issued and outstanding prior to the Reverse Stock Split. Although this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company), this Proposal No. 2 is not being proposed in response to any effort of which the Company is aware to accumulate shares of the Company’s common stock or to obtain control of the Company.

Effective Date

The Reverse Stock Split will be effected at 5:01 p.m. Eastern time, on the date that the certificate of amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. Beginning at the effective time of the Reverse Stock Split, each certificate representing Old Shares will be deemed for all corporate purposes to represent New Shares. The text of the proposed certificates of amendment to the Restated Certificate of Incorporation are in the forms annexed to this proxy statement as Annexes A-1 through A-8.

Exchange of Stock Certificates

The transfer agent for the Company will act as the “exchange agent” for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the exchange agent. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so.

Fractional Shares

No fractional shares of common stock will be issued as a result of the proposed Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will, upon surrender to the exchange agent of certificates representing their fractional shares, be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the Company’s common stock as reported on the Nasdaq Global Market on the effective date of the certificate of amendment to the Restated Certificate of Incorporation by (ii) the number of shares of the Company’s common stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest. Holders of as many as nine shares (if the Company were to implement a 10:1 Reverse Stock Split) of the Company’s common stock would be eliminated as a result of the cash payment in lieu of any issuance of fractional shares or interests in connection with the Reverse Stock Split. The exact number by which the number of holders of the Company’s common stock would be reduced will depend on the Reverse Stock Split ratio adopted and the number of stockholders that hold less than the Reverse Stock Split ratio as of the effective date of the Reverse Stock Split. As of April [    ], 2012, there were approximately [            ] holders of record of the Company’s common stock. As a result of the Reverse Stock Split, assuming the maximum Reverse Stock Split ratio of 10:1 were selected, we estimate that cashing out fractional stockholders would potentially reduce that number of stockholders of record to [            ].

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split to certain holders of Old Shares, but does not purport to be a complete discussion of all of the potential tax considerations relating thereto. This summary is based on the provisions of the United States federal income tax law (including the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof) as of the date hereof, all of which is subject to change retroactively as well as prospectively. The Company’s views regarding the tax consequences of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed below. This summary assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Code (i.e., generally, property held for investment). Further, it does not discuss any state, local, foreign or minimum income or other tax consequences. In addition, this summary does not address the tax consequences applicable to a holder’s particular circumstances or to holders that are subject to special tax rules, including without limitation banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders, tax-exempt entities and persons who hold Old Shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Other than the cash payments, if any, received by a stockholder in lieu of fractional shares as discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received pursuant to the Reverse Stock Split will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor, less any basis attributable to fractional share interests. Stockholders who receive cash in lieu of fractional share interests in the New Shares as a result of the Reverse Stock Split will be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by the Company, and will generally recognize gain or loss equal to the difference between the amount of cash received in lieu of a fractional share and their adjusted basis allocable to the fractional share interests redeemed. Such gain or loss will be long term capital gain or loss if the Old Shares were held for more than one year. The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Stock Split.

No gain or loss will be recognized by the Company as a result of the Reverse Stock Split.

No Dissenters’ Rights

Under applicable Delaware law, the Company’s stockholders are not entitled to dissenters’ or appraisal rights with respect to the proposed amendment to the Restated Certificate of Incorporation to effect the Reverse Stock Split. We will not independently provide our stockholders with any such right.

Vote Required

The affirmative vote of the holders of a majority of all outstanding shares of the Company’s common stock on the record date is required for approval of the proposed certificates of amendment to the Restated Certificate of Incorporation set forth in this Proposal No. 2 and included as Annexes A-1 through A-8. Broker non-votes with respect to this proposal will be treated as votes “against” the proposal because they represent shares entitled to vote that have not been voted in the affirmative. Abstentions will also have the same effect as votes “against” the proposal because they represent shares entitled to vote that have not been voted in the affirmative.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Ethics Committee has selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The Company is submitting the Audit and Ethics Committee’s selection of independent registered public accounting firm for ratification by the stockholders at the 2012 Annual Meeting of Stockholders. Ernst & Young LLP has audited the Company’s consolidated financial statements since inception. The Company expects that representatives of Ernst & Young LLP will be present at the 2012 annual meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Required Vote

Neither the Bylaws nor any other governing document or law requires that the stockholders ratify the selection of Ernst &Young LLP as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit and Ethics Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit and Ethics Committee in its discretion may change the appointment at any time during the year if the Audit and Ethics Committee determines that such a change would be in the best interests of Alexza and its stockholders.

If a quorum is present and voting, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting on the proposal will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Principal Accountant Fees and Services

In connection with the audit of the 2011 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

The following table presents aggregate fees billed for professional audit services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2011 and 2010, and aggregate fees billed for other services rendered by Ernst & Young LLP during those periods.

	2011	2010
Audit fees(1)	$732,744	$975,659
Tax fees(2)	41,500	40,000
All other fees	—	—

Total	$774,244	$1,015,659

(1)

Audit fees consisted of professional services rendered by Ernst & Young LLP for the integrated audits of our annual consolidated financial statements, including the audit of the consolidated financial statements, the audit of internal control over financial reporting, the review of unaudited interim consolidated financial statements included in our quarterly reports on Form 10-Q, and consultation regarding financial accounting and reporting standards billed as audit services, as well as assistance with and review of our Registration Statement filings on Form S-1, Form S-3 and Form S-8 filed with the SEC.

(2)	Tax fees consisted of income tax return preparation fees.

Pre-approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the Audit and Ethics Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit and Ethics Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will discuss with the Audit and Ethics Committee the services expected to be rendered by the independent registered public accounting firm during that year for each of four categories of services.

1. Audit services include audit work performed in the preparation of financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including consultation regarding the proper application of financial accounting and/or reporting standards.

2. Audit related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, tax advice and tax return preparation. The Company retains its independent registered public accounting firm for corporate income tax return preparation.

4. Other services include those associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit and Ethics Committee pre-approves all audit and permissible non-audit services to be provided by its independent registered public accounting firm.

The Audit and Ethics Committee pre-approved all audit related, tax and other services rendered in 2011 and did not rely on the waiver of pre-approval requirement provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X promulgated under the Exchange Act.

EXECUTIVE OFFICERS

Our executive officers as of April 20, 2012, are as follows:

Name	Age	Position
Thomas B. King	57	President, Chief Executive Officer and Director
James V. Cassella, Ph.D.	57	Senior Vice President, Research and Development
Michael J. Simms	50	Senior Vice President, Operations and Manufacturing
Mark K. Oki	43	Vice President, Finance, Controller, Secretary, Principal Financial Officer and Principal Accounting Officer

Thomas B. King. See Mr. King’s biography in Proposal Number 1 — Election of Directors.

James V. Cassella, Ph.D. has served as our Senior Vice President, Research and Development since June 2004. From April 1989 to April 2004, Dr. Cassella held various management positions at Neurogen Corporation, a publicly-traded biotechnology company, including Senior Vice President, Clinical Research and Development from January 2003 to June 2004. Prior to Neurogen, Dr. Cassella was Assistant Professor of Neuroscience at Oberlin College. Dr. Cassella received a Ph.D. in physiological psychology from Dartmouth College, completed a postdoctoral fellowship in the Department of Psychiatry at the Yale University School of Medicine and received a B.A. in psychology from the University of New Haven.

Michael J. Simms has served as our Senior Vice President, Operations and Manufacturing since December 2011, as our Senior Vice President, Operations and Quality from December 2009 to December 2011 and served as our Senior Vice President, Operations and Manufacturing from February 2008 to December 2009. From May 2007 to February 2008, Mr. Simms served as Senior Vice President, Manufacturing Operations and from June 2004 to May 2007 served as Vice President, Manufacturing of Nektar Therapeutics, a publicly-traded biopharmaceutical company. From August 2002 to June 2004, Mr. Simms worked as an independent consultant to develop manufacturing strategies and business plans for various early stage and small commercial stage companies. Prior to this, Mr. Simms held executive level positions at various life science companies. Mr. Simms holds an M.B.A from Pepperdine University and a B.S. in chemical engineering from the University of Missouri-Rolla.

Mark K. Oki, CPA (Inactive) has served as our Vice President, Finance and Controller since February 2010, as our Principal Accounting Officer since May 2010 and as our Principal Financial Officer and Secretary since December 2011. Mr. Oki served as our Controller from April 2006 to February 2010. From June 2001 to April 2006, Mr. Oki served as the Controller of Pharmacyclics, Inc, a publicly-traded development stage pharmaceutical company. From 1998 to 2001, Mr. Oki held several positions, most recently as Assistant Controller, at Incyte Genomics, Inc., now Incyte Corporation, a publicly-traded company. From 1992 to 1997, Mr. Oki held several positions at Deloitte & Touche LLP, a public accounting firm. Mr. Oki received a B.S. in business administration with a concentration in accounting from San Jose State University.

Our officers are appointed by and serve at the discretion of our Board. There are no family relationships between our directors, nominees for director and executive officers.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s common stock as of March 31, 2012 by (i) each stockholder that is known by the Company to beneficially own more than 5% of the common stock, (ii) each of the Company’s named executive officers named in the Summary Compensation Table, (iii) each director and nominee for director and (iv) all executive officers and directors as a group.

Percentage of ownership is based upon 118,555,693 shares outstanding as of March 31, 2012. Beneficial ownership is calculated based upon SEC requirements. All shares of common stock subject to stock options, restricted stock units (“RSUs”), or warrants currently exercisable or exercisable within 60 days after March 31, 2012 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such stock options, RSUs, or warrants, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, the Company believes each stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

Beneficial Owner	Number of Shares Outstanding	Shares Issuable Pursuant to Stock Options, RSUs or Warrants Exercisable Within 60 Days of March 31, 2012	Percentage of Shares Beneficially Owned(1)
5% Stockholders
Tang Capital Partners LP(2)	11,000,000	—	9.3%
Entities affiliated with Occitan Master Fund LP(3)	7,956,436	3,056,700	9.1%
Entities affiliated with Symphony Capital Partners LP(4)	6,724,000	3,362,000	8.3%
Entities affiliated with Boxer Capital LLC(5)	8,835,530	—	7.5%

Named Executive Officers and Directors
Thomas B. King(6)	198,329	496,344	*
James V. Cassella, Ph.D.(7)	12,219	167,916	*
August J. Moretti(8)	51,837	—	*
Michael J. Simms(9)	34,021	122,939	*
Mark K. Oki(10)	7,562	68,399	*
Hal V. Barron, M.D., F.A.C.C.	34,922	39,322	*
Andrew, L. Busser	22,912	26,301	*
Samuel D. Colella(11)	2,219,990	51,822	1.9%
Alan D. Frazier(12)	2,183,127	—	1.8%
Deepika R. Pakianathan, Ph.D.(13)	996,265	51,822	*
J. Leighton Read, M.D.	34,922	51,822	*
Gordon Ringold, Ph.D.(14)	142,477	51,822	*
Isaac Stein(15)	158,395	51,822	*
Joseph L. Turner	10,504	17,968	*
All directors and Named Executive Officers as a group (14 persons)(16)	6,107,482	1,198,299	6.1%

*	Less than 1% of our outstanding common stock.

(1)	This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.

(2)	Based solely upon a Schedule 13G filed with the SEC on February 21, 2012. The address for Tang Capital Partners, LP is 4747 Executive Drive, Suite 510, San Diego, CA 92121.

(3)	The address for the Occitan Master Fund LP is Walker House, 87 Mary Street, George Town, Grand Cayman E9 KY1-9005.

(4)

Includes 6,280,742 shares and a warrant to purchase 3,140,372 shares held by Symphony Capital Partners, L.P. (“SCP LP”) and 443,258 shares and a warrant to purchase 221,628 shares held by Symphony Strategic Partners LLC. Symphony GP, LLC (“SGP LLC”) is the general partner of Symphony Capital GP, L.P. (“SC GP LP”), which is the general partner of SCP L.P. Mark Kessel and Harri V. Taranto are managing members of SGP LLC and Symphony Strategic Partners LLC (together, with SCP LP and SC GP LP, the “Symphony Entities”). Mr. Kessel, Mr. Taranto and the Symphony Entities have the right to appoint one representative to the Board and have appointed Andrew L. Busser to hold such position. Mr. Kessel, Mr. Taranto and the Symphony Entities have shared voting and dispositive control over all shares and warrants held by the Symphony Entities. Mr. Kessel and Mr. Taranto disclaim beneficial ownership of the shares and warrants held by the Symphony Entities except to the extent of their pecuniary interest therein. The address for the Symphony Entities is 875 Third Avenue, 3rd Floor, New York, NY 10022.

(5)	Based solely upon a Schedule 13G filed with the SEC on February 27, 2012. The address for the entities affiliated with Boxer Capital LLC is 445 Marine View Avenue, Suite 100, Del Mar, CA 92014.

(6)

Includes 11,190 shares held by Mr. King. Includes 187,139 shares held by the Thomas and Beth King 2000 Family Trust, of which Mr. King and his spouse are trustees and have shared voting and dispositive powers over the shares. Includes a warrant to purchase 58,190 shares held by Mr. King, 91,135 RSUs held by Mr. King that may or may not vest within 60 days of March 31, 2012 and 347,019 options held by Mr. King that vest within 60 days of March 31, 2012. The vesting of such RSUs is conditioned upon the approval of the ADASUVE New Drug Application.

(7)

Includes 45,582 RSUs held by Dr. Cassella that may or may not vest within 60 days of March 31, 2012 and 122,334 options held by Dr. Cassella that vest within 60 days of March 31, 2012. The vesting of such RSUs is conditioned upon the approval of the ADASUVE New Drug Application.

(8)	Mr. Moretti terminated his employment with the Company effective December 31, 2011.

(9)

Includes 45,582 RSUs held by Mr. Simms that may or may not vest within 60 days of March 31, 2012 and 77,357 options held by Mr. Simms that vest within 60 days of March 31, 2012. The vesting of such RSUs is conditioned upon the approval of the ADASUVE New Drug Application.

(10)

Includes 29,917 RSUs held by Mr. Oki that may or may not vest within 60 days of March 31, 2012 and 38,482 options held by Mr. Oki that vest within 60 days of March 31, 2012. The vesting of such RSUs is conditioned upon the approval of the ADASUVE New Drug Application.

(11)

Includes 36,862 shares held by Mr. Colella. Includes 2,153,442 shares held by Versant Venture Capital II, L.P., 10,440 shares held by Versant Affiliates Fund II-A, L.P. and 19,246 shares held by Versant Side Fund II, L.P. (collectively the “Versant Funds”). Mr. Colella is a managing director of Versant Ventures II, LLC, which is the general partner of each of the Versant Funds, and he shares voting and investment power over the shares held by these entities. He disclaims beneficial ownership of the shares held by these entities, except to the extent of his proportionate pecuniary interest therein. Mr. Colella is resigning as a director of the Company effective as of the date of the annual meeting.

(12)

Includes 583,931 shares held by Frazier Healthcare III, L.P., 1,586,752 shares held by Frazier Healthcare IV, L.P., 4,390 shares held by Frazier Affiliates III, L.P. and 8,054 shares held by Frazier Affiliates IV, L.P. (collectively the “Frazier Funds”). Mr. Frazier is the president and controlling stockholder of Frazier and Company, Inc., the managing director of FHM III, LLC, which is the general partner of Frazier Healthcare III, L.P. and Frazier Affiliates III, L.P., and he shares voting and investment power over the shares held by these entities. He is also a managing member of FHM IV, LLC, which is the general partner of FHM IV, LP, which is the general partner of Frazier Healthcare IV, L.P. and Frazier Affiliates IV, L.P., and he shares voting and investment power over the shares held by those entities. He disclaims beneficial ownership of the shares held by these entities, except to the extent of his proportionate pecuniary interest therein. Mr. Colella resigned as a director of the Company effective as of July 28, 2011.

(13)

Includes 6,587 shares held by Dr. Pakianathan. Includes 979,880 shares held by Delphi Ventures VI, L.P. and 9,798 shares held by Delphi BioInvestments VI, L.P. (together, the “Delphi Funds”). Dr. Pakianathan is a managing member of Delphi Management Partners VI, LLC, which is the general partner of each of the Delphi Funds, and she shares voting and investment power over the shares held by these entities. She disclaims beneficial ownership of the shares held by these entities, except to the extent of her proportionate pecuniary interest therein.

(14)

Includes 123,925 shares held by Dr. Ringold. Includes 9,276 shares held by the Gordon Ringold and Tanya Zarucki 1999 Reversible Trust, of which Dr. Ringold and his spouse are trustees, and 9,276 shares held by Gordon Ringold and Tanya Zarucki.

(15)	Includes 158,395 shares held by The Stein 1995 Revocable Trust, of which Mr. Stein and his spouse are trustees, with respect to all of such shares Mr. Stein shares voting and investment powers.

(16)	See notes (6) through (15).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file.

To the Company’s knowledge, based solely upon its review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to its officers, directors and ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program and Philosophy

Our executive officer compensation program is intended to meet four principal objectives: (1) attract, reward and retain individuals with the skills we believe are necessary for us to achieve our goals in the competitive market in which we operate our business; (2) motivate employees to stretch their capabilities and individual contributions to achieve and exceed company objectives; (3) provide equity compensation to align actions and decisions with stockholder value creation; and (4) create a direct link between the Company’s performance, individual contribution and rewards. To meet these objectives, we have adopted the following overriding philosophy:

•	We will pay base cash and equity compensation that is competitive with the practices of other comparable pharmaceutical and biotechnology companies;

•	We will pay for performance by:

•	setting aggressive performance goals for our executive officers rewarded through a short-term incentive bonus program that is based upon achievement of these goals;

•

providing significant long-term incentives in the form of stock options and RSUs, in order to align the interests of our executive officers with those of our stockholders and to retain the leadership ability necessary to increase long-term stockholder value; and

•	We will pay cash and equity compensation for retention purposes to executive officers and employees during periods of increased uncertainty regarding the Company’s ability to continue operations.

Our executive officer compensation program is overseen and administered by our Compensation Committee. The above philosophy guides our Compensation Committee in assessing the proper allocation between long-term compensation, current cash compensation, and short-term bonus compensation. Other considerations include our business objectives, the Compensation Committee’s fiduciary and corporate responsibilities (including internal equity considerations and affordability, particularly in light of our cash resources and requirements), competitive practices and trends, and regulatory requirements. Our Compensation Committee has not adopted any specific policies for allocating compensation between long-term and current compensation, between cash and non-cash compensation, or among other different forms of compensation, although the 2009-2010 Performance Based Incentive Program (the “Performance Program”) established in February 2009 was designed to preserve the Company’s cash and to focus a majority of our efforts on ADASUVE, our lead development program. Our 2011 Cash Bonus Plan (the “2011 Bonus Plan”) was designed to continue our focus on ADASUVE while providing compensation that is competitive with similarly suited companies. The goals for 2011 included the acceptance and approval by the U.S. Food and Drug Administration (the “FDA”) of our New Drug Application resubmission (“NDA”) for ADASUVE, the submission of a Marketing Authorisation Application (“MAA”) for ADASUVE with the European Medicines Agency (“EMA”) and the entry into a partnering agreement for ADASUVE. Our 2011 goals also included the development of additional product candidates and certain financial objectives. Unlike the Performance Program, the 2011 Bonus Plan consisted of cash payments to balance shorter-term incentives with the Performance Program, which was more heavily weighted toward equity. Our 2012 Cash Bonus Plan (the “2012 Bonus Plan”) was designed to continue our focus on ADASUVE while providing compensation that is competitive with similarly suited companies. Our 2012 goals include the approval by the FDA of our NDA, and the EMA of our MAA, for ADASUVE, the completion of the processes necessary to begin commercial manufacturing of ADASUVE, the entry into additional partnering agreements for ADASUVE, the execution of our post-approval regulatory commitments to the FDA and/or EMA, the development of our AZ-002 product candidate, and certain administrative and reporting compliance objectives. Our Compensation Committee believes it is more relevant to tailor the compensation of executive officers to reward and retain the executive officers. Commensurate with our philosophy of linking executive officer compensation and corporate performance, our Compensation Committee believes that a greater component of compensation for executive officers relative to other employees should be performance-based.

In determining the particular elements of compensation that will be used to implement our overall compensation philosophy, the Compensation Committee takes into consideration a number of factors related to our performance, such as financial measures, financing goals, corporate development milestones, clinical trial milestones, and the achievement of other business objectives, as well as competitive practices among our peer group.

Based on this philosophy, we have an executive officer compensation program that consists of cash and equity awards with short and long-term components and fixed and contingent components, in proportions we believe are appropriate to motivate, reward and retain our executive officers, align actions and decisions with stockholder value creation, and create a direct link between the Company’s performance, individual contribution and rewards. We believe our executive officer compensation program fairly compensates our executive officers with respect to the value created for our stockholders and is competitive in our industry.

Components of Compensation

Our executive officer compensation program consists of four principal components:

•

Base Salary.    Salary for each of our executive officers was based principally on an assessment of the executive officer’s current salary against individual performance and contribution to our overall strategic goals as well as comparable salaries at similar companies.

•

Bonus.    Annual cash and equity incentive bonuses are awarded to executive officers based on the achievement of individual and company-wide performance objectives as a percent of base salary as well as bonuses for similar positions at similar companies.

•

Long-Term Incentive Compensation.    Long-term incentive awards, comprised of stock option grants and RSUs, are designed to link incentive compensation to our long-term performance and to align our executive officers’ interests with our stockholders’ interest, as well as promote the retention of our executive officers.

•

Retention Incentives.    Retention payments, comprised of cash and RSUs, are intended to encourage our executive officers and employees to remain with the Company during periods of increased uncertainty regarding the Company’s ability to continue operations.

We have selected these components because each is considered useful and necessary to meet one or more of the principal objectives of our compensation policy. For instance, base salary and bonus target percentage are set with the goal of attracting and retaining employees and adequately compensating and rewarding them for the services they perform. Our equity programs are geared toward providing incentives and rewards for the achievement of long-term business objectives and retaining key talent. We believe that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program.

We have change of control agreements with each of our executive officers that provide for severance benefits and for the acceleration of then unvested stock options and RSUs in the event of termination in connection with a change of control. These agreements are discussed below under the section entitled “Severance and Change of Control Benefits.”

The Compensation Committee reviewed the compensation program for 2011 and 2012, including each of the above elements. In both 2011 and 2012, the Compensation Committee did not propose changes to the executive officers base salaries in order to preserve cash. In setting compensation levels for the remaining components for a particular executive officer, the Compensation Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as his or her expected future contributions to our business.

Role of Our Compensation Committee and Executives in Establishing Compensation

Our compensation program for our executive officers is overseen and administered by our Compensation Committee, which is comprised entirely of independent directors. The Compensation Committee acts on behalf of the Board to oversee, review, and approve or recommend for adoption the Company’s compensation strategy, policies, plans and programs, including:

•

establishment of corporate goals and objectives relevant to the compensation of the Company’s executive officers, the weighting of corporate and individual performance relating to compensation, and evaluation of performance in light of these stated objectives;

•

review and approve or recommend to the Board for approval the compensation and other terms of employment or service of the Company’s President and Chief Executive Officer and the other executive officers including all forms of salary paid to executive officers of the Company and the grant of all forms of bonus and equity compensation provided to executive officers of the Company; and

•	administration of the Company’s equity compensation plans and other similar plans and programs.

The Compensation Committee does not necessarily increase or reduce compensation from one component of compensation based on payments from other components of compensation. The Compensation Committee instead recommends to our Board what it believes to be the appropriate compensation level for each compensation component in light of the Company’s compensation philosophy and based in part on its view of equity and consistency, individual performance and other information it deems relevant, such as executive officer and employee compensation surveys and databases. The Compensation Committee also reviews compensation paid to executive officers of what it believes to be similarly situated companies. The Compensation Committee reviews the individual performance of the executive officers with the assistance of the President and Chief Executive Officer, Thomas B. King.

The Compensation Committee annually reviews our executive officers’ compensation to determine whether it provides adequate incentives. The Compensation Committee’s most recent review occurred in March 2012 when it approved the 2012 Bonus Plan and retention RSU grants to our executive officers and other employees.

The Compensation Committee meetings typically have included, for all or a portion of each meeting, the committee members and Mr. King. For compensation decisions, including decisions regarding the grant of long-term incentive compensation relating to executive officers (other than for Mr. King), the Compensation Committee considers, but is not bound by, the recommendations of Mr. King. Decisions with respect to the compensation of Mr. King are made in executive sessions of the Compensation Committee not attended by Mr. King. The Compensation Committee discusses Mr. King’s compensation package with him, but makes decisions with respect to Mr. King’s compensation without him present. The Compensation Committee has the ultimate authority to recommend items to the Board with respect to the compensation of our executive officers.

The Compensation Committee has delegated to Mr. King the authority to grant long-term incentive awards to employees below the level of vice president under guidelines set by the Compensation Committee, which guidelines set ranges and maximum grant amounts based on the employee’s position and role within the Company. All such stock option grants are then ratified by the Board. The Compensation Committee also has authorized Mr. King to make salary adjustments for all employees below the level of vice president under guidelines approved by the Compensation Committee. The Compensation Committee has not delegated any of its authority with respect to the compensation of our executive officers.

Consideration of Say-on-Pay Results

The Compensation Committee considered the results of the 2011 advisory votes on executive compensation in connection with the discharge of its responsibilities. Because approximately 95% of our stockholders voting on the “say on pay” proposal approved the compensation of our named executive officers described in our proxy statement in 2011, the Compensation Committee did not implement significant changes to our executive compensation program as a result of the stockholder advisory vote. In accordance with the preference indicated by more than 82% of the votes cast regarding the frequency of future advisory votes on executive compensation, the Board decided that future advisory votes on executive compensation would be submitted to stockholders every three years. Accordingly, the next advisory vote on executive compensation would occur at the 2014 annual meeting of stockholders. The Compensation Committee will continue to consider the outcome of the Company’s advisory votes on executive compensation when making future compensation decisions for the executive officers.

Compensation Policies and Practices as They Relate to Risk Management

The Company believes that risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive officer compensation do not encourage management to assume excessive risks.

The Compensation Committee has reviewed the elements of executive officer compensation to determine whether any portion of executive officer compensation encouraged excessive risk taking and concluded:

•

significant weighting towards long-term incentive compensation discourages short-term risk taking, including use of performance-based and multi-year vesting for equity awards which compromise the majority of compensation awards;

•	goals are set to focus mainly on key deliverables related to the overall success of the Company’s product development rather than individual components;

•	vesting conditions imposed on stock option awards after performance targets are reached discouraged short-term risk taking;

•	incentive awards are benchmarked to calculate reasonable overall compensation;

•

retention incentive awards are comprised of cash and equity and are intended to encourage our executive officers and employees to remain with the Company during times of uncertainty, and to align the executive officers’ interest with those of the Company’s stockholders; and

•

as a pharmaceutical business, the Company does not face the same level of risks associated with compensation for employees at financial services companies (traders and instruments with a high degree of risk).

Furthermore, as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which help to constrain the influence of formulae or objective factors on excessive risk taking.

Compensation Consultant

The Compensation Committee has the authority to engage its own independent advisors to assist in carrying out its responsibility and has done so most recently in 2010 and 2011, retaining Radford as the primary advisor to the Compensation Committee. For 2011, Radford reviewed the Company’s pay philosophy and reviewed historical compensation practices, presented an overall historical assessment of officer pay levels compared to market, and recommended go-forward program changes to align the overall compensation plan with the Company’s pay philosophy, the current state of the business and market practices. In addition, Radford reviewed the competitiveness of our equity incentive program and recommended changes to the Company’s stock option and RSU granting guidelines, which were implemented by the Company in 2011.

Benchmarking

Our Compensation Committee believes it is important to consider the compensation paid by comparable pharmaceutical and biotechnology companies when making compensation decisions. During 2010, in determining each executive officer’s target total annual cash compensation (salary and bonuses) the Compensation Committee reviewed similar compensation information from a group of peer companies located in biotechnology hubs. The peer group consisted of publicly-held pharmaceutical and biotechnology companies with products in the FDA approval process or small commercial organizations with revenues of less than $100 million, market capitalizations of between $75 million and $450 million, and fewer than 300 employees with which we believe we compete with for executive talent.

The peer group in 2010 consisted of the following companies:

•	Affymax, Inc.

•	Cerus Corporation

•	Cypress Bioscience

•	Depomed, Inc.

•	Dyax Corporation

•	Dynavax Technologies Corporation

•	Genomic Health, Inc.

•	ISTA Pharmaceuticals, Inc.

•	Ligand Pharmaceuticals, Inc.

•	MAP Pharmaceuticals, Inc.

•	Medivation, Inc.

•	Orexigen Therapeutics, Inc.

•	Pain Therapeutics, Inc

•	Spectrum Pharmaceuticals, Inc.

•	Transcept Pharmaceuticals, Inc.

•	XenoPort, Inc.

•	Zalicus, Inc.

Data on the compensation practices of the above-mentioned peer group generally was gathered through the Radford Global Life Sciences Survey and review of the publicly available filings of these companies, including their respective proxy statements filed with the SEC. Peer group data was gathered with respect to base salary, bonus targets, actual payouts, total cash compensation and stock option awards. The Company did not have a complete compensation benchmark review performed in evaluating executive compensation in 2011 and 2012 as the Company has generally held executive compensation consistent with 2010 levels. See “Cash and Long-Term Compensation” below for discussion of setting executive compensation.

This comparative compensation information described above is just one of several analytic tools that our Compensation Committee uses in setting executive officer compensation. Such information is used solely as a point of reference for measurement and not as a determinative factor. The Compensation Committee also considers internal pay equity and the individual performance of executive officers, as well as general economic factors including the cost of living.

Cash and Long-Term Incentive Compensation

Our executive officer compensation program consists of three principal components: (1) base salary; (2) annual bonus, paid in a combination of cash and equity incentive components; and (3) long-term incentive compensation. For 2009 and 2010, we combined the annual cash and equity incentive bonuses and long-term incentive compensation into one program, the Performance Program. In 2011 and 2012, we have again separated the annual bonus and long-term incentive compensation programs. We also provide our executive officers with certain change of control benefits. Additionally, we offer our executive officers participation (with all other eligible employees) in our 401(k) Plan, Employee Stock Purchase Plan, and certain other benefits available generally to our employees.

Base Salary

Effective April 2010, with the exception of Mr. Oki, base salaries for our executive officers were increased approximately 3.6% from 2009 levels. Mr. Oki’s salary increased 8.8% from his 2009 salary to reflect his annual merit increase and his promotion to Vice President. After such increases, the annualized salaries for Messrs. King, Moretti, Simms and Oki and Dr. Casella were: $471,380, $332,038, $332,038, $228,826, and $332,038, respectively.

For 2011, the Compensation Committee, in an effort to preserve cash balances, did not approve an overall aggregate base salary increase for all employees. Salary increases were evaluated on a case-by-case basis to reflect promotions and market adjustments. For the same reasons, the Compensation Committee decided not to provide merit increases for our named executive officers for 2011. Starting in 2011, the Company’s employees self-funded their short- and long-term disability insurance premiums with post-tax earnings, whereas in prior years the Company funded these disability insurance premiums. This change was implemented to exclude disability benefits from being subject to income taxes. The Compensation Committee approved an increase in all salaries to compensate the employees for the additional expense. As a result of this decision, effective January 2011, the annualized salaries for Messrs. King, Moretti, Simms and Oki and Dr. Casella increased less than 1% to: $473,169, $333,827, $333,827, $230,191 and $333,827, respectively.

For 2012, the Compensation Committee, in an effort to again preserve cash balances, did not approve an overall aggregate base salary increase for all employees. Salary increases were evaluated on a case-by-case basis to reflect promotions and market adjustments. For the same reasons, the Compensation Committee decided not to provide merit increases for our named executive officers, with the exception of Mr. Oki, for 2012. Effective April 1, 2012, Mr. Oki’s annualized base salary was set at $255,000, an 11% increase from his 2011 annualized base salary, to reflect his additional responsibilities as Principal Financial Officer and Secretary.

Annual Cash and Equity Incentive Bonuses — 2009-2010 Performance Based Incentive Program

In February 2009, the Board adopted the Performance Program, which was intended to provide employees, including executive officers, a total compensation package that would remain approximately equal to the pre-2009 compensation structure while conserving cash and conditioning bonus payouts to the achievement of two specific goals, the submission and the approval of the NNDA for the Company’s lead product candidate, ADASUVE.

The Performance Program was recommended and approved by the Compensation Committee for the Company’s employees, including its executive officers. The Performance Program was a two-year incentive program that was intended to motivate and retain the Company’s employees. The Performance Program was adopted in lieu of the Company’s annual performance bonus programs that it had previously used in 2006, 2007 and 2008, a 2009 annual salary merit increase and annual mid-year top-up stock option grants typically granted to employees with more than 24 months of service.

The Performance Program established a two-year target value amount (“TVA”) for each employee, including each executive officer, generally based upon such employee’s current base salary, past bonus targets, past average company salary merit raises and an incentive multiplier. The annual target bonus as a percentage of salary for each employee, including each executive officer, was between 10% and 60% per year with the President and Chief Executive Officer’s target bonus set at 60% of base salary and each Senior Vice President’s and Vice President’s, a group that includes our other executive officers, target bonus set at 45% of base salary. The annual merit increase portion of the payout was based on past company average merit raises and was targeted at an average of 5% per employee per year. The incentive multiplier was based on an employee’s employment level and was set at between 10% and 30% with the President and Chief Executive Officer’s incentive multiplier set at 30% and each Senior Vice President’s and Vice President’s incentive multiplier set at 20%. The resulting estimated TVA over the two-year period is outlined by level in the following table:

Employment Level	Annual Target Bonus as a Percentage of Salary	Annual Target Merit Raise as a Percentage of Salary	Combined Two-Year Target Payout as a Percentage of Salary	Incentive Multiplier	Total TVA as a Percent of Salary
CEO	60%	5%	130%	30%	169%
Senior Vice Presidents / Vice Presidents	45%	5%	100%	20%	120%
Directors	25%	5%	60%	15%	69%
Managers	17.5%	5%	45%	10%	50%
Other Employees	10%	5%	30%	10%	33%

Payouts under the Performance Program were contingent upon the achievement of two specified corporate milestones: (i) the submission of an NDA (the “ADASUVE NDA”) for the ADASUVE (Staccato loxapine) product candidate (the “First Milestone”) and (ii) the approval of the ADASUVE NDA (the “Second Milestone” and together with the First Milestone, the “Milestones”). Under the terms of the Performance Program, approximately 33% of each employee’s TVA was tied to the achievement of the First Milestone and the remaining approximately 67% of such employee’s TVA was tied to the achievement of the Second Milestone.

The Compensation Committee, through its recommendation to the Board, retained some discretionary power over awards granted under the Performance Program. The payout formula of the Performance Program was based 80% on actual achievement of the goals related to the Milestones, and the remaining 20% was reserved to the Board’s discretion.

Payouts under the Performance Program were comprised of cash, RSUs and stock option awards, and were calculated in accordance with a formula that takes into account each employee’s TVA and personal performance rating, which could have ranged from 70% to 125%, at the time the Company achieved an applicable Milestone. To conserve cash, the Performance Program provided that the first 70% of any TVA payout will be paid with RSUs and stock option awards. The specific allocation between cash, RSUs and stock option awards were based on employment level as outlined in the following table:

Employment Level	Cash %	Restricted Stock Units	Stock Option Awards
CEO, Senior Vice Presidents and Vice Presidents	30%	40%	30%
Directors, Managers, and Other Employees	30%	70%	0%

Under the terms of the Performance Program, the RSUs and stock option awards associated with the First Milestone were granted on February 24, 2009, with such RSUs vesting 100% upon the achievement of the First Milestone and such stock option awards vesting 50% upon the achievement of the First Milestone and 50% on the first anniversary of the achievement of the First Milestone. Such RSUs and stock option awards were granted under and in accordance with the terms and conditions of the Company’s 2005 Equity Incentive Plan (the “2005 Plan”). All of such stock option awards are 10 year stock options to purchase shares of our common stock, have an exercise price of $2.10 per share (the closing price of our common stock on February 24, 2009, the date of grant) and are intended to be incentive stock options for tax purposes. The following chart sets forth the RSU and stock option award issuances made to each of the Company’s executive officers under the Performance Program that began to vest upon achievement of the First Milestone:

Named Executive Officer	Restricted Stock Units	Stock Option Awards
Thomas B. King	48,822	54,535
President and Chief Executive Officer
James V. Cassella, Ph.D.	24,419	27,277
Senior Vice President, Research and Development
August J. Moretti(1)	24,419	27,277
Senior Vice President, Chief Financial Officer, General Counsel and Secretary
Michael J. Simms	24,419	27,277
Senior Vice President, Operations and Manufacturing
Mark K. Oki(2)	15,359	—
Vice President, Finance, Controller Secretary, Principal Financial Officer and Principal Accounting Officer

(1)	Mr. Moretti terminated his employment with the Company on December 31, 2011.

(2)	Mr. Oki was not a Vice President of the Company in 2009 and therefore received 100% of the equity portion of his bonus in RSUs.

The following chart sets forth the cash payments made to each of the Company’s executive officers under the Performance Program upon the achievement of the First Milestone in December 2009:

Named Executive Officer	Amount
Thomas B. King	$73,050
James V. Cassella, Ph.D.	$42,306
August J. Moretti	$36,537
Michael J. Simms	$42,306
Mark K. Oki	$13,789

The stock option awards associated with the Second Milestone, excluding those awarded to Mr. Oki, were granted on December 28, 2009, with such stock option awards vesting 50% upon the achievement of the Second Milestone and 50% on the first anniversary of the achievement of the Second Milestone. Such stock option awards were granted under and in accordance with the terms and conditions of the 2005 Plan. All of such stock option awards are 10 year stock options to purchase shares of our common stock, have an exercise price of $2.37 per share (the closing price of our common stock on December 28, 2009, the date of grant) and are intended to be incentive stock options for tax purposes. Mr. Oki’s stock option award was granted on March 25, 2010 and has an exercise price of $2.76. All other terms of Mr. Oki’s stock option award are consistent with the other executive officers’ stock option awards described above.

Our Chief Executive Officer, Senior Vice Presidents and Vice Presidents became entitled to receive the stock options and RSUs associated with the Second Milestone upon the achievement of the First Milestone. Such RSUs were issued to our executive officers on January 3, 2011. The RSUs associated with the Second Milestone vest 100% upon the achievement of the Second Milestone. The following chart sets forth the stock option award and RSU issuances made to each of the Company’s executive officers under the Performance Program that will begin to vest upon achievement of the Second Milestone:

Named Executive Officer	Restricted Stock Units	Stock Option Awards
Thomas B. King	91,135	99,219
James V. Cassella, Ph.D.	45,582	49,626
August J. Moretti	45,582	49,626
Michael J. Simms	45,582	49,626
Mark K. Oki	29,917	32,571

The Company did not achieve the Second Milestone in 2010 resulting in no cash payments being made under the Performance Program. The RSUs and stock options associated with the Second Milestone remain outstanding and will vest as described above if and when the Second Milestone is achieved.

Annual Cash and Equity Incentive Bonuses — 2011 Cash Bonus Plan

On February 1, 2011, the Board approved the adoption of the 2011 Bonus Plan for our employees, including our executive officers. The 2011 Bonus Plan was adopted to motivate and retain our employees. Under the terms of the 2011 Bonus Plan, each employee, including each executive officer, has been assigned a target bonus percentage (a “TBP”) of such employee’s current base salary, based on an evaluation by an outside compensation consulting firm of similar programs for similar companies. Payouts under the 2011 Bonus Plan are contingent upon the achievement of specified corporate objectives. The following table outlines the TBP for each level of employee of the Company:

Employment Level	Annual Target Bonus as a Percentage of Salary
CEO	60%
Senior Vice Presidents and Vice Presidents	40%
Directors	20%
Managers	15%
Other Employees	10%

The first corporate objective (the “ADASUVE Objective”) included the acceptance by the FDA of our NDA for the ADASUVE (Staccato loxapine) product candidate, the submission of a Marketing Authorisation Application for ADASUVE with the European Medicines Agency and the entry into a partnering agreement for ADASUVE. Upon the completion of all three components of the ADASUVE Objective, 50% of the TBP for each employee became payable, provided that such employee remained actively employed by us through the date that the ADASUVE Objective was achieved.

The second corporate objective (the “Approval Objective”) was comprised of all of the Company’s 2011 corporate goals, as approved by the Board, and was to become payable upon the FDA’s approval of the NDA for ADASUVE. The 2011 corporate goals included the ADASUVE Objective, achievement of certain goals related to the potential commercialization of ADASUVE, development of additional product candidates and certain financial objectives. The Board’s determination of the achievement of the corporate goals was to account for 80% of the achievement of the corporate goals, with the remaining 20% of the bonus potential being subject to the discretion of the Board. The amount payable to each employee upon achievement of the Approval Objective was to be equal to approximately 50% of the TBP. For most employees, the actual target cash bonus payable upon achievement of the Approval Objective was to be 75% of the amount that such employee would have received as a cash bonus for approval of the ADASUVE NDA under the terms of the Performance Program. For employees that were not participants in the Performance Program, the actual target cash bonus payable upon achievement of the Approval Objective was to be equal to 50% of the TBP.

With the exception of our President and Chief Executive Officer, Thomas B. King, the amounts payable in respect of the Approval Objective were weighted for each individual, including executive officers, to take into account the achievement of the corporate goals and related department/individual goals, as recorded with our 2011 year-end individual performance evaluations. Mr. King’s bonus was to be determined by the Board’s evaluation of the Company’s achievement of the corporate goals, incorporating the above mentioned 80% weighting to corporate goal achievement and a 20% weighting to the Board’s discretion of the bonus potential. To pay a cash bonus for the Approval Objective, the Company had to achieve an overall combined percentage (corporate goal achievement and Board discretion) of at least 70%. To receive a cash bonus for the Approval Objective, each employee had to also have a minimum performance rating of 70% and be actively employed by us on the date the Approval Objective was achieved. Employees, including executive officers, could have received more than or less than 100% of their respective TBPs, based upon corporate goal achievement and individual performance.

In October 2011, the Company met the requirements of the ADASUVE Objective resulting in a payment of 50% of the TBP for each employee. Payments related to the achievement of the ADASUVE Objective to

Messrs. King, Moretti, Simms and Oki and Dr. Casella were: $141,951, $66,765, $66,765, $46,038 and $66,765, respectively. The Approval Objective was not achieved in the required timeframe and therefore no further payments will be made under the 2011 Bonus Plan.

Annual Cash and Equity Incentive Bonuses — 2012 Cash Bonus Plan

On March 22, 2012, the Board approved the adoption of the 2012 Bonus Plan for our employees, including our executive officers. The 2012 Bonus Plan was adopted to motivate and retain our employees and is structured similar to the 2011 Bonus Plan. Under the terms of the 2012 Bonus Plan, each employee, including each executive officer, has been assigned a TBP of such employee’s current base salary, based on an evaluation by an outside compensation consulting firm of similar programs for similar companies. Payouts under the 2012 Bonus Plan are contingent upon the achievement of specified corporate objectives. The following table outlines the TBP for each level of employee of the Company:

Employment Level	Annual Target Bonus as a Percentage of Salary
CEO	60%
Senior Vice Presidents and Vice Presidents	40%
Directors	20%
Managers	15%
Other Employees	10%

The first corporate objective (the “2012 Approval Objective”) is the approval by the FDA of our NDA for the ADASUVE (Staccato loxapine) product candidate. Upon the completion of the 2012 Approval Objective, 50% of the TBP for each employee, including our executive officers, will become payable, provided that such employee remains actively employed by the Company through the date that the 2012 Approval Objective is achieved.

At the end of 2012, the other 50% of the TBP for each employee, including the executive officers, will become payable, subject to adjustment as described below (the “Year-End Objective”). The Year-End Objective is comprised of the 2012 corporate goals, as approved by the Board and discussed above in “Compensation Discussion and Analysis — Overview of Compensation Program and Philosophy,” and subject to update if the 2012 Approval Objective is achieved. The Board’s determination of the achievement of the corporate goals will account for 80% of the Board evaluation factor of the Year-End Objective, with the remaining 20% of the bonus potential being subject to the discretion of the Board. The amount payable to each employee in accordance with the Year-End Objective is targeted at 50% of such employee’s TBP.

With the exception of the Company’s Chief Executive Officer, the amounts payable in respect of the Year-End Objective will be weighted for each individual, including Executive Officers, to take into account the achievement of the corporate goals and related department/individual goals, as recorded with the Company’s 2012 year-end individual performance evaluations. The Company’s Chief Executive Officer’s bonus will be determined by the Board’s determination of the Company’s achievement of the corporate goals, with an 80% weighting to goal achievement and a 20% weighting to the Board’s discretion of the bonus potential.

To pay all or a portion of the Year-End Objective, the Company must achieve 70% of the corporate goals, as determined by the Board. To receive his or her respective amount of the Year-End Objective, each employee must also have a minimum individual performance rating of 70% and be actively employed by the Company on December 31, 2012. Employees, including the Executive Officers, may receive more than or less than 100% of their TBP, based upon corporate goal achievement, individual performance and Board discretion.

The Company expects that the cash bonuses payable for fiscal year 2012, if any, will be calculated in the manner set forth above and will vary depending on the extent to which the Company achieves the 2012 Approval

Objective, corporate goals and the attainment of individual personal performance ratings. In addition, the Company’s management team, the Compensation Committee and the Board retain the discretion to (i) increase, reduce or eliminate the cash bonuses that otherwise might be payable to all employees, including the executive officers, or any individual based on actual performance as compared to the corporate objectives, and (ii) structure future or additional bonus and/or equity incentives in a manner that they believe will appropriately motivate and reward the Company’s employees, including the executive officers.

Long-Term Incentive Compensation

We believe that providing a portion of our total compensation package in stock options and RSUs aligns the incentives of our executive officers with the interests of our stockholders by creating an incentive for our executive officers to maximize stockholder value. The equity compensation program also is designed to encourage our executive officers to remain employed with us.

At present, our long-term compensation program consists solely of the grant of stock options and RSUs subject to vesting conditions. We grant stock awards to our executive officers through the 2005 Plan. The 2005 Plan was established to provide our employees with an opportunity to participate, along with our other stockholders, in our long-term success and was designed to reward our employees for their hard work and commitment to the long-term success and growth of the Company. These stock awards are intended to produce significant value for each employee, including executive officers, if our performance is outstanding. The authority to make equity grants to executive officers rests with the Compensation Committee (subject to ratification by the Board). The Compensation Committee also considers the recommendations of Mr. King in determining stock option and RSU grant recommendations for other executive officers. Mr. King has the authority to make equity grants to employees below the level of Vice President, which are subsequently reviewed and ratified by the Board.

The Compensation Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executive officers in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. Also, because new equity compensation awards that are not subject to performance-based vesting typically vest over a four-year period, the value to recipients of any immediate increase in the price of our stock following a grant will be attenuated.

Under the 2005 Plan, initial grants of stock options are made to eligible new employees, including executive officers, in connection with their commencement of employment. All initial grants have four-year vesting, with the first 25% vesting after one year of service and the remainder of the stock options vesting ratably on a monthly basis thereafter over three additional years. The number of shares subject to an initial grant is determined based on a variety of factors, including market data collected regarding the equity grant ranges for peer companies, Radford surveys of all U.S.-based biotechnology companies and our goal to award grants to new executive officers such that when combined with other compensation, such total compensation is at approximately at the 50th — 75th percentile of total compensation of executive officers of peer companies. As noted above, the Compensation Committee also considers the recommendations of Mr. King in determining stock option grant recommendations for other executive officers.

Since our initial public offering, we have made stock option grants based on the closing market value of our stock as reported on the Nasdaq Global Market on the date of grant. The value of the shares subject to our 2011 stock option grants to executive officers is reflected in the “Summary Compensation” and “2011 Grants of Plan-Based Awards” tables below.

On January 21, 2011 (the “Commencement Date”), we initiated an offer that allowed employees, including our executive officers, the opportunity to exchange outstanding stock options to purchase shares of our common stock that were granted before January 21, 2011 with an exercise price that was equal to or greater than $2.37 per share, except for outstanding stock options that were subject to performance-based vesting conditions and were not fully vested as of the Commencement Date, for replacement stock options to purchase a reduced number of shares of our common stock at a fixed exercise price per share equal to the fair market value of our common stock on the date the replacement stock options were granted (the “Exchange Offer”). We initiated the Exchange Offer in order to enhance long-term stockholder value and maintain competitive employee compensation and incentive programs by repricing options that were substantially underwater and were no longer effective as performance and retention incentives. The replacement stock options were granted on February 22, 2011, the first business day after the expiration date of the Exchange Offer, with a fixed exercise price per share of $1.23, the fair market value of our common stock on the date the replacement stock option was granted. The replacement stock options were granted pursuant to our 2005 Plan.

The exchange ratios of shares subject to cancelled eligible stock option grants to shares subject to replacement stock options issued ranged from 1.5-to-1 to 4-to-1. In general, the exchange ratios selected for the offer were intended to result in the issuance of replacement stock options that, in the aggregate, had a fair value estimated to be less than or equal to the fair value of the eligible stock option grants surrendered in the exchange as calculated using the Black-Scholes-Merton option-pricing model.

The term of each replacement stock option is five years from the date of issuance. No matter the vesting of the exchanged stock options, the replacement stock options are fully unvested. The replacement stock options vest 33% on February 22, 2012, with the balance of the shares vesting in a series of twenty-four successive equal monthly installments thereafter. If the continuous service (as defined in the 2005 Plan) of the holder of one or more replacement stock options terminates within three months prior to, or 12 months following, the effective date of a change in control due to (i) an involuntary termination (excluding death or disability) without cause, or (ii) a voluntary termination for good reason, the vesting and exercisability of such replacement stock options will be accelerated in full.

Retention Incentives

We believe that in periods of significant uncertainty regarding the ability of the Company to continue operations, it is in the interest of the Company and its stockholders to incentivize our executive officers and employees to remain motivated and employed with us. In March 2012, we executed a retention package to our executive officers in the form of cash and equity.

The cash portion of the retention package was subject to the terms of a Retention Bonus letter agreement (the “Retention Agreement”) entered into with each executive officer and is payable if such executive officer remains with the Company and satisfactorily performs all tasks and responsibilities through May 11, 2012. Under the terms of the Retention Agreements, if the Company terminates the employment of an executive officer prior to May 11, 2012 for reasons other than misconduct or poor performance, such executive officer will receive a pro-rated portion of the cash payment.

The equity portion of the retention package is RSUs. The grant of the RSUs was conditioned upon the acceptance by the executive officers of an Issuance of an Officer RSU Retention Grant letter agreement (the “RSU Agreement”), and were made on March 22, 2012. The RSUs were granted under and in accordance with the terms and conditions of the Plan and the Form of Notice of Grant of Award and Stock Unit Award Agreement previously filed with the SEC. Pursuant to the RSU Agreements, the RSUs vest in their entirety upon the earlier of June 5, 2012 or upon a Change in Control (as defined in the Plan), provided that the executive officer remains employed by the Company through such date.

The following table sets forth (i) the cash bonus payable to each executive officer on May 11, 2012 if the terms of the Retention Agreements are met and (ii) the number of RSUs awarded to each executive officer:

Executive Officer	Cash Bonus	RSUs Granted
Thomas B. King	$99,819	65,516

James V. Cassella, Ph.D.	$70,423	46,222

Michael J. Simms	$70,423	46,222

Mark K. Oki	$48,560	31,873

Severance and Change of Control Benefits

Each of our executive officers has entered into an agreement which provides for severance benefits and for the acceleration of then unvested stock options and RSUs in the event of termination in connection with a change of control. Pursuant to the terms of the agreements, if the executive officer’s employment is terminated without cause or terminated by the executive officer for good reason within three months before or 12 months following a change of control, and the executive officer agrees to sign a general release of claims in favor of the Company, then the executive officer is entitled to the following benefits:

•	acceleration of vesting of all of the executive officer’s outstanding unvested stock options to purchase common stock and unvested RSUs;

•

payment in a lump sum of the executive officer’s annual base salary plus the greater of the bonus paid for the latest completed fiscal year or the target bonus for the year in which the notification of the executive officer’s termination of employment occurs; and

•	payment in a lump sum of an amount equal to the amount of the executive officer’s out of pocket costs to continue group health insurance benefits under COBRA for 18 months.

If and to the extent that any payments in the context of a change of control are made to our executive officers who are party to these change of control agreements and the payments are equal to or exceed three times the average of that executive officer’s annual W-2 compensation for the five years preceding the change of control, the payments or benefits exceeding the five-year average will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and the non deductibility provisions imposed by Section 280G of the Internal Revenue Code. In such circumstances, we will make a gross-up payment to the executive officer to compensate the executive officer for all taxes imposed under Section 4999 and any related income taxes imposed under the Internal Revenue Code and state and local authorities for the gross-up payment, and we will not be permitted to deduct from our taxes the amount in excess of the five-year average of the compensation paid to the executive officer. For purposes of the change of control agreements, a change of control includes a sale of substantially all of our assets; a merger or consolidation in which we are not the surviving corporation if immediately thereafter our stockholders immediately prior thereto do not beneficially own more than 50% of the combined outstanding voting power of the surviving entity or more than 50% of the combined outstanding voting power of its parent, in each case in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; a reverse merger in which we are the surviving corporation but our outstanding shares of common stock immediately preceding the merger are converted by virtue of the merger into other property if immediately after the merger our stockholders immediately prior thereto do not own more than 50% of the combined outstanding voting power of the surviving entity or more than 50% of the combined outstanding voting power of its parent, in each case in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or any transaction or series of related transactions in which our stockholders own less than 50% of voting power in the surviving corporation, other than transactions in which our primary purpose for selling stock is to raise capital for our operations and activities.

In our industry, there is a high level of merger and acquisition activity, and the executive officers of companies engaged in merger and acquisition activity are often terminated or have their responsibilities reduced upon the change of control. We provide these benefits to ensure that, in the event of a change of control, our executive officers will not have any personal incentive to resist a change of control that is approved by our Board and stockholders and will be incentivized to remain with us through, and to facilitate, the closing of any such transaction. We believe this benefit is comparable to such severance benefits provided by companies in our industry and is appropriate and necessary to retain the individuals with the skills we believe are necessary for us to achieve our goals.

Other Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, employee stock purchase plan and our 401(k) plan, in each case on the same basis as our other employees.

Perquisites

James V. Cassella, Ph.D., our Senior Vice President, Research and Development was residing outside the San Francisco Bay Area at the time of his recruitment by the Company in 2004. In connection with Dr. Casella’s move, we provided him with a monthly housing supplement. This amount is reflected in the Summary Compensation Table. The value for this perquisite to Dr. Cassella was $38,982 during 2010. Dr. Cassella ceased receiving the housing supplement beginning on January 1, 2011. We do not consider such arrangements to be a standard component of executive officer compensation.

Evolution of our Compensation Strategy

Our compensation strategy is necessarily tied to our stage of development. Accordingly, the specific direction, emphasis and components of our executive officer compensation program continue to evolve in parallel with the evolution of our business strategy. Our Compensation Discussion and Analysis will, in the future, reflect these evolutionary changes. For example, in 2009, in light of the Company’s current cash needs and the difficult financial markets, we adopted the Performance Program to allow the Company to conserve cash resources by utilizing equity compensation as a major component of the program. For 2011, we adopted the 2011 Bonus Plan, under which awards only were to become payable upon the achievement of goals that improved our cash position. Unlike the Performance Program, the 2011 Bonus Plan consisted of cash to balance shorter-term incentives with the Performance Program, which was more heavily weighted toward equity. For 2012, we adopted the 2012 Bonus Plan, pursuant to which awards only are to become payable upon the achievement of goals that are outlined above.

Accounting and Tax Considerations

We are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense is not material to our financial position. We structure cash incentive bonus compensation so that it is taxable to our employees at the time it becomes available to them.

Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation.” Stock option awards under the 2005 Plan, to the extent our Board or the committee of our Board granting such stock awards is composed solely of “outside directors,” are performance-based compensation within the meaning of Section 162(m) and, as such, are fully deductible. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of our company and our stockholders.

Summary

Through the compensation arrangements described above, a significant portion of our executive officer compensation program is contingent upon individual and company-wide performance, and realization of benefits by our executive officers is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of pay-for-performance, recognizing that the competitive market for talented executive officers and the volatility of our business may result in highly variable compensation during any given annual period.

Summary Compensation Table

The following table sets forth for the fiscal years ended December 31, 2011, 2010 and 2009, respectively, the compensation awarded to or paid, or earned by, our Chief Executive Officer, our Principal Financial Officers during 2011 and our two other most highly compensated executive officers for the year ended 2011. We refer to these persons as our “Named Executive Officers.”

Named Executive Officer and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Stock Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Thomas B. King	2011	473,169		121,210	478,845	142,951	—		1,216,174
President, Chief Executive Officer	2010	466,970		—	—	—	—		466,970
and Director	2009	455,000		102,256	348,291	73,050	—		978,867

James V. Cassella, Ph.D.	2011	333,827		60,624	212,820	67,765	—		675,036
Senior Vice President	2010	328,932		—	—	—	38,982	(3)	367,914
Research and Development	2009	320,500		51,280	180,930	42,306	57,216	(3)	652,232

August J. Moretti(4)	2011	385,185	(5)	60,624	212,820	67,765	—		726,394
Senior Vice President, Chief Financial	2010	328,932		—	—	—	—		328,932
Officer, General Counsel and Secretary	2009	320,500		51,280	178,496	36,537	—		586,813

Michael J. Simms	2011	333,827		60,624	212,820	67,765	—		675,036
Senior Vice President,	2010	322,706		—	—	—	—		322,706
Operations and Manufacturing	2009	320,500		51,280	168,613	42,306	—		582,699

Mark K. Oki(6)	2011	230,191		—	117,051	47,038	—		394,280
Vice President, Finance, Controller, Secretary,	2010	223,854		82,571	126,406	—	—		432,832
Principal Financial Officer and Principal Accounting Officer

(1)

Represents aggregate grant date fair value. For awards subject to performance conditions, the amount in the table represents the maximum value assuming the ADASUVE NDA is approved, consistent with our accounting estimates of compensation cost under FASB ASC Topic 718 (“Topic 718”). There are no assurances that our ADASUVE NDA will be approved. Stock options exchanged in 2011, as further discussed in the “Compensation Discussion and Analysis — Cash and Long-Term Incentive Compensation — Long Term Incentive Compensation” and below in “2011Stock Option Exchange Program,” did not have incremental fair value for accounting purposes over stock options exchanged in accordance with Topic 718.

(2)

Represents cash bonuses earned under the Performance Program or the 2011 Bonus Plan. Cash bonuses earned in 2011 were paid in 2011 and bonuses earned in 2009 were paid in 2010. See “Compensation Discussion and Analysis — Cash and Long-Term Incentive Compensation — Annual Cash and Equity Incentive Bonuses — 2009-2010 Performance Based Incentive Program” for a description of the Performance Program. See “Compensation Discussion and Analysis — Cash and Long-Term Incentive Compensation — Annual Cash and Equity Incentive Bonuses — 2011 Cash Bonus Plan” for a description of the 2011 Bonus Plan.

(3)	Represents monthly housing supplement payments provided to Dr. Cassella. See “Compensation Discussion and Analysis — Cash and Long-Term Incentive Compensation — Perquisites” for further discussion.

(4)	Mr. Moretti terminated his employment with the Company on December 31, 2011.

(5)	Includes $51,358 of previously accrued but unpaid flexible time off paid out upon Mr. Moretti’s termination on December 31, 2011.

(6)	Mr. Oki was appointed as the Company’s Principal Accounting Officer on May 18, 2010.

2011 Grants of Plan-Based Awards Table

The following table sets forth information with respect to our stock options and RSUs granted during the fiscal year ended December 31, 2011. Stock options were incentive and nonqualified stock options granted under our 2005 Plan. All stock options were granted at an exercise price equal to the fair market value of our common stock on the date of grant. The stock option and RSU vesting will accelerate in full in certain circumstances after a change of control.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Stock Option Awards ($)
Named Executive Officer	Grant Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Thomas B. King		283,901	354,877	—	—	—	—	—
	1/19/11	—	—	91,135	91,135	—	—	121,210	(3)
	2/22/11	—	—	—	—	213,143	1.23	—	(4)
	7/28/11	—	—	—	—	450,000	1.53	478,845	(5)

James Cassella, Ph.D.		133,531	166,914	—	—	—	—	—
	1/19/11	—	—	45,582	45,582	—	—	60,624	(3)
	2/22/11	—	—	—	—	104,258	1.23	—	(4)
	7/28/11	—	—			200,000	1.53	212,820	(5)

August J. Moretti		133,531	166,914	—	—	—	—	—
	1/19/11	—	—	—	—	—	—	60,624	(3)
	2/22/11	—	—	—	—	75,746	1.23	—	(4)
	7/28/11	—	—	—	—	200,000	1.53	212,820	(5)

Michael J. Simms		133,531	166,914	133,531	166,914	—	—	—
	1/19/11	—	—	45,582	45,582	—	—	60,624	(3)
	2/22/11					61,076	1.23	—	(4)
	7/28/11	—	—	—	—	200,000	1.53	212,820	(5)

Mark K. Oki		92,076	115,096	—	—	—	—
	2/22/11	—	—	—	—	40,817	1.23	—	(4)
	7/28/11	—	—	—	—	110,000	1.53	117,051	(5)

(1)

These columns set forth the target and maximum amounts of each Named Executive Officer’s annual cash incentive bonus awards under the 2011 Cash Bonus Plan. There are no minimum threshold amounts. See “Compensation Discussion and Analysis — Cash and Long-Term Incentive Compensation — Annual Cash and Equity Incentive Bonuses — 2011 Cash Bonus Plan” for a description of the terms of the 2011 Cash Bonus Plan and the actual awards earned by the Named Executive Officers for the year ended December 31, 2011.

(2)

These columns sets forth the target and maximum amounts of each Named Executive Officer’s equity grants made under the 2009-2010 Performance Based Incentive Plan during the year ended December 31, 2011. In December 2009, Messrs. King, Moretti and Simms and Dr. Cassella became entitled to receive the RSUs that were granted on January 19, 2012. The RSUs will vest in total if and when the ADASUVE NDA is approved. There are no minimum threshold amounts.

(3)	Represents the grant date fair value of restricted stock units earned in 2009 under the 2009-2010 Performance Based Incentive Plan and granted during the year ended December 31, 2011

(4)

Represents the incremental fair value of stock options exchanged in 2011 over the stock options exchanged in accordance with Topic 718, as further discussed in “Compensation Discussion and Analysis — Cash and Long-Term Incentive Compensation — Long Term Incentive Compensation” and below in “2011 Stock Option Exchange Program”

(5)	Represents the grant date fair value of stock options granted.

2011 Stock Option Exchange Program

The following table outlines the number of stock options surrendered, the weighted average price of the stock options surrendered and the number of stock options granted pursuant to the Exchange Offer to our Named Executive Officers, each at an exercise price of $1.23 per share:

Named Executive Officer	Stock Options Surrendered	Weighted Average Exercise Price	Stock Options Granted
Thomas B. King	601,105	$6.45	213,143
James Cassella, Ph.D.	307,852	6.84	104,258
August J. Moretti	195,953	6.13	75,746
Michael J. Simms	200,989	5.80	61,076
Mark K. Oki	76,893	4.49	40,817

See “Compensation Discussion and Analysis — Cash and Long-Term Incentive Compensation — Long-Term Incentive Compensation” for a description of the terms of the Exchange Offer.

2011 Outstanding Equity Awards at Fiscal Year-End Table

The following table includes certain information with respect to all unexercised stock options and unvested RSUs previously awarded to our Named Executive Officers through the fiscal year ended December 31, 2011. The number of securities underlying unexercised stock options and unvested RSUs at December 31, 2011 includes stock options and RSUs granted under our stockholder approved equity incentive plans.

	Option Awards							Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Stock Options Exercisable (#)	Number of Securities Underlying Unexercised Stock Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Stock Options (#)	Stock Option Exercise Price ($)		Stock Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas B. King	154,696	—	—	1.10	(1)	12/15/2014		—		—	—		—
	—	213,143	—	1.23	(2)	2/22/2016		—		—	—		—
	54,535	—	—	2.10	(3)	2/24/2019		—		—	—		—
	—	450,000	—	1.53	(4)	7/28/2021		—		—	—		—
	—	—	99,219	2.37	(3)	12/28/2019		—		—	—		—
	—	—	—	—		—		—		—	91,135	(7)	75,642

James V. Cassella, Ph.D.	27,119	—	—	1.38	(1)	9/1/2015		—		—	—		—
	—	104,258	—	1.23	(2)	2/22/2016		—		—	—		—
	27,277	—	—	2.10	(3)	2/24/2019
	—	200,000	—	1.53	(4)	7/28/2021		—		—	—		—
	—	—	49,626	2.37	(3)	12/28/2019		—		—	—		—
	—	—	—	—		—		—		—	45,582	(7)	37,833

August J. Moretti	17,728	—	—	1.10	(1)	3/31/2012	(5)	—		—	—		—
	82,727	—	—	1.38	(1)	3/31/2012	(5)	—		—	—		—
	27,277	—	—	2.10	(3)	3/31/2012	(5)	—		—	—		—

Michael J. Simms	—	61,076	—	1.23	(2)	2/22/2016		—		—	—		—
	27,277	—	—	2.10	(3)	2/24/2019		—		—	—		—
	—	200,000	—	1.53	(4)	7/28/2021		—		—	—		—
	—	—	49,626	2.37	(3)	12/28/2019		—		—	—		—
	—	—	—	—		—		—		—	45,582	(7)	37,833

Mark K. Oki	—	40,817	—	1.23	(2)	2/22/2016		—		—	—		—
	4,531	2,969	—	1.73	(1)	6/12/2019		—		—	—		—
	—	110,000	—	1.53	(4)	7/28/2021		—		—	—		—
	—	—	32,571	2.76	(3)	3/25/2020		—		—	—		—
	—	—	—	—		—		417	(6)	346	—		—
	—	—	—	—		—		—		—	29,917	(7)	24,831

(1)

Stock option award vests 25% upon the first anniversary of the stock option’s grant date and the remaining 75% in equal monthly installments over the next 36 months, subject to the grantee’s continued employment with Alexza through such vesting dates.

(2)

Stock option award vests 33% upon the first anniversary of the stock option’s grant date and the remaining 67% in equal monthly installments over the next 24 months, subject to the grantee’s continued employment with Alexza through such vesting dates.

(3)

Stock option award vests 50% upon attaining certain performance goals and 50% on the one year anniversary of attaining the performance goal, subject to the grantee’s continued employment with Alexza through such vesting dates.

(4)

Stock option award vests 50% upon the first anniversary of the stock option’s grant date and the remaining 50% in equal monthly installments over the next 12 months, subject to the grantee’s continued employment with Alexza through such vesting dates.

(5)	Mr. Moretti’s options expired three months after his December 31, 2011 resignation date.

(6)	RSUs vest 25% upon each anniversary of the award’s grant date, subject to the grantee’s continued employment with Alexza through such vesting date.

(7)	RSUs vest upon approval of the ADASUVE NDA.

Stock Option Exercises and Stock Vested

During the fiscal year ended December 31, 2011, there were no exercises of outstanding stock options by our Named Executive Officers.

The following table includes certain information with respect to the RSUs released to our Named Executive Officers during the fiscal year ended December 31, 2011.

Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Thomas B. King	—	—
James V. Cassella, Ph.D.	—	—
August J. Moretti	—	—
Michael J. Simms	—	—
Mark K. Oki	417	734

2011 Director Compensation Table

In 2011, non-employee directors were entitled to an annual Retainer Fee of $40,000. The annual additional retainers for the lead director and the Chair of the Audit and Ethics Committee were $18,000, the annual additional retainer for the Chair of the Compensation Committee was $10,000, and the annual additional retainer for the Chair of the Nominating and Corporate Governance Committee was $5,000.

Non-employee directors also receive nondiscretionary, automatic grants of stock options to purchase 30,000 shares of our common stock upon joining the Board (the “Initial Grant”) and nondiscretionary, automatic grants of stock options to purchase a number of shares that represent a fair market value of $40,000 (the “Annual Grant”), as determined by the then-current Black-Scholes value, with possible reductions in grant size due to stock option pool size limitations. In 2011, due to the stock option pool size limitation, each non-employee director received a stock option grant of 31,250 shares with a fair market value of $33,253.

Both the Initial Grants and the Annual Grants vest ratably over four years on a monthly basis, provided the director continues as a member of our Board. Upon a change of control, each stock option granted to a non-employee director will vest in full immediately and automatically.

The following table provides compensation information for the one-year period ended December 31, 2011 for each member of our Board:

Name	Fees Earned or Paid in Cash ($)(2)	Stock Option Awards ($)(3)	Total ($)
Thomas B. King(1)	—	—	—
Hal V. Barron, M.D., F.A.C.C.	40,000	33,253	73,253
Andrew L. Busser	40,000	33,253	73,253
Samuel D. Colella(4)	50,000	33,253	83,253
Alan D. Frazier(5)	20,000	—	20,000
Deepika R. Pakianathan, Ph.D.	40,000	33,253	73,253
J. Leighton Read, M.D.	40,000	33,253	73,253
Gordon Ringold, Ph.D.	40,000	33,253	73,253
Isaac Stein	63,000	33,253	96,253
Joseph L. Turner	58,000	33,253	91,253

(1)	See Summary Compensation Table for disclosure related to Mr. King, who is also one of our Named Executive Officers.

(2)	Amounts represents the fees earned in 2011 by each Board member.

(3)	Amounts represent the full grant date fair value of the stock options granted to each Board member.

(4)	Mr. Colella is resigning as a non-employee director of the Company effective as of the date of the annual meeting.

(5)	Mr. Frazier terminated his position as a non-employee director on July 28, 2011.

2011 Potential Payments Upon Termination or Change of Control

The amount of compensation and benefits payable to each of our Named Executive Officers, as described further under the section entitled “Compensation Discussion and Analysis — Cash and Long-Term Incentive Compensation — Severance and Change of Control Benefits,” above, in various termination situations has been estimated in the tables below. The actual amount of compensation and benefits payable in any termination event can only be determined at the time of the termination of our Named Executive Officer’s employment with us. The following table outlines the amount payable assuming a termination and/or change of control date of December 31, 2011.

	Termination and Change of Control			Termination, No Change of Control			Change of Control, No Termination
Name	Salary ($)(1)	Equity Acceleration ($)(2)	Health Care Benefits ($)(3)	Salary ($)	Equity Acceleration ($)	Health Care Benefits ($)	Salary ($)	Equity Acceleration ($)	Health Care Benefits ($)
Thomas B. King	757,070	166,280	33,642	—	—	—	—	—	—
James V. Cassella, Ph.D.	484,049	597,612	33,642	—	—	—	—	—	—
August J. Moretti(4)	—	—	—	—	—	—	—	—	—
Michael J. Simms	484,049	595,789	38,736	—	—	—	—	—	—
Mark K. Oki	333,777	413,170	22,428	—	—	—	—	—	—

(1)	Includes one year salary plus the 2011 target bonus.

(2)	Value of the Named Executive Officer’s unvested stock options, as computed using the Black-Scholes valuation model, assuming all unvested stock options were fully vested as of December 31, 2011.

(3)	Includes a lump sum payment for 18 months of continued healthcare coverage.

(4)	Mr. Moretti terminated his employment with the Company effective December 31, 2011 and would not be eligible for the change in control payment.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for 2011 contained in this proxy statement. Based on the review and discussions, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

This report is submitted by the Compensation Committee.

COMPENSATION COMMITTEE

Samuel D. Colella (Chair)

Hal V. Barron, M.D., F.A.C.C.

Deepika R. Pakianathan, Ph.D.

Gordon Ringold, Ph.D.

2 The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Indebtedness of Management and Related Agreements

In December 2006, we entered into a transaction involving a series of related agreements providing for the financing of additional clinical and nonclinical development of certain product candidates. Pursuant to the agreements, Symphony Capital LLC and other investors (“the Allegro Investors”), invested $50 million to form Symphony Allegro, Inc. (“Symphony Allegro”), to fund additional clinical and nonclinical development. In August 2009, we completed the acquisition of Symphony Allegro through the exercise of an option to acquire all of the outstanding equity of Symphony Allegro, as amended in June 2009. In exchange for all of the outstanding shares of Symphony Allegro, we: (i) issued to the Allegro Investors 10 million shares of common stock; (ii) issued to the Allegro Investors five-year warrants to purchase 5 million shares of common stock at an exercise price of $2.26 per share and canceled the previously outstanding warrants to purchase 2 million shares of common stock held by the Allegro Investors; and (iii) agreed to pay certain percentages of cash payments that may be generated from future partnering transactions for ADASUVE, AZ-104 and/or AZ-002, the product candidates that were licensed to Symphony Allegro. Andrew Busser, who became a member of our Board on September 23, 2009, is a partner and managing member of Symphony Capital, LLC. In January 2012, we paid to Holdings $5 million of the total proceeds that were received pursuant to our Collaboration, License and Supply Agreement with Grupo Ferrer Internacional, S.A. The approximate value of Mr. Busser’s interest in such transaction was $8,548. Holdings will be entitled to receive a portion of future payments we may receive pursuant to future partnering transactions for ADASUVE, AZ-104 and/or AZ-002.

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings that he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Restated Certificate of Incorporation and Bylaws, each as amended.

Policies and Procedures for Review of Related Party Transactions

In 2007, we adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $25,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit and Ethics Committee (or, where Audit and Ethics Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers and directors. In considering related-person transactions, the Audit and Ethics Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit and Ethics Committee look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit and Ethics Committee determines in the good faith exercise of its discretion.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2013 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8 is December 28, 2012. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals not to be included in next year’s proxy materials and director nominations including a requirement that the Company receive notice of any proposal or nomination at least 90 days and no more than 120 days before the first anniversary of the 2012 Annual Meeting of Stockholders. The Company’s Bylaws may be obtained by writing to Alexza Pharmaceuticals, Inc., Attention Corporate Secretary, 2091 Stierlin Court, Mountain View, CA 94043.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability or other proxy materials, as applicable, with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability or a copy of other proxy materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Alexza stockholders will be “householding” our proxy materials. A single Notice of Internet Availability will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a Notice of Internet Availability or other proxy materials, as applicable, please notify your broker or the Company. We will promptly deliver a separate copy of the Notice of Internet Availability or other proxy materials, as applicable, at no charge to any stockholder who sends a written request to Alexza Pharmaceuticals, Inc., Attention Corporate Secretary, 2091 Stierlin Court, Mountain View, CA 94043 or calls the Corporate Secretary at (650) 944-7000, and requests a separate copy. Stockholders who currently receive multiple copies of the Notice of Internet Availability or other proxy materials, as applicable, at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the annual meeting, and, so far as is known to the Board, no matters are to be brought before the annual meeting except as specified in the notice of the annual meeting. As to any business that may properly come before the annual meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

Mark K. Oki

Vice President, Finance,

Controller and Secretary

[            ], 2012

The Company’s 2011 Annual Report on Form 10-K is available without charge upon request. Any such request should be addressed to Alexza Pharmaceuticals, Inc., Attention Corporate Secretary, 2091 Stierlin Court, Mountain View, CA 94043. The request must include a representation by the stockholder that as of April 20, 2012, the stockholder was entitled to vote at the annual meeting.

ANNEX A-1

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ALEXZA PHARMACEUTICALS, INC.

ALEXZA PHARMACEUTICALS, INC.,    a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:    The name of the corporation is Alexza Pharmaceuticals, Inc. (the “Corporation”).

SECOND:    The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 19, 2000 under the name “FaxMed, Inc.”

THIRD:    The Board of Directors (the “Board”) of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Corporation’s Restated Certificate of Incorporation, as amended, as follows:

1.  Article IV, Section A of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated to read in full as follows:

“A.  This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is two hundred five million (205,000,000) shares. Two hundred million (200,000,000) shares shall be Common Stock, each having a par value of $.0001. Five million (5,000,000) shares shall be Preferred Stock, each having a par value of $.0001.

Effective as of 5:01 p.m., Eastern time, on the date the Certificate of Amendment that includes this paragraph is filed with the Secretary of State of the State of Delaware, each three (3) shares of this corporation’s Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.0001 per share, of the corporation. No fractional shares shall be issued as a result of such combination and, in lieu thereof, the corporation shall pay to the holder of any such fractional share an amount in cash equal to such fraction multiplied by the closing sale price of the corporation’s Common Stock as reported on the Nasdaq Global Market on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.”

Fourth:    Thereafter, pursuant to a resolution by the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 211 and 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, ALEXZA PHARMACEUTICALS, INC.    has caused this Certificate of Amendment to be signed by its duly authorized officer this         day of                     , 201    .

ALEXZA PHARMACEUTICALS, INC.

By:
Thomas B. King
President and Chief Executive Officer

ANNEX A-2

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ALEXZA PHARMACEUTICALS, INC.

ALEXZA PHARMACEUTICALS, INC.,    a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:    The name of the corporation is Alexza Pharmaceuticals, Inc. (the “Corporation”).

SECOND:    The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 19, 2000 under the name “FaxMed, Inc.”

THIRD:    The Board of Directors (the “Board”) of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Corporation’s Restated Certificate of Incorporation, as amended, as follows:

1.  Article IV, Section A of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated to read in full as follows:

“A.  This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is two hundred five million (205,000,000) shares. Two hundred million (200,000,000) shares shall be Common Stock, each having a par value of $.0001. Five million (5,000,000) shares shall be Preferred Stock, each having a par value of $.0001.

Effective as of 5:01 p.m., Eastern time, on the date the Certificate of Amendment that includes this paragraph is filed with the Secretary of State of the State of Delaware, each four (4) shares of this corporation’s Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.0001 per share, of the corporation. No fractional shares shall be issued as a result of such combination and, in lieu thereof, the corporation shall pay to the holder of any such fractional share an amount in cash equal to such fraction multiplied by the closing sale price of the corporation’s Common Stock as reported on the Nasdaq Global Market on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.”

Fourth:    Thereafter, pursuant to a resolution by the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 211 and 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, ALEXZA PHARMACEUTICALS, INC.    has caused this Certificate of Amendment to be signed by its duly authorized officer this         day of                     , 201    .

ALEXZA PHARMACEUTICALS, INC.

By:
Thomas B. King
President and Chief Executive Officer

ANNEX A-3

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ALEXZA PHARMACEUTICALS, INC.

ALEXZA PHARMACEUTICALS, INC.,    a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:    The name of the corporation is Alexza Pharmaceuticals, Inc. (the “Corporation”).

SECOND:    The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 19, 2000 under the name “FaxMed, Inc.”

THIRD:    The Board of Directors (the “Board”) of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Corporation’s Restated Certificate of Incorporation, as amended, as follows:

1.  Article IV, Section A of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated to read in full as follows:

“A.  This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is two hundred five million (205,000,000) shares. Two hundred million (200,000,000) shares shall be Common Stock, each having a par value of $.0001. Five million (5,000,000) shares shall be Preferred Stock, each having a par value of $.0001.

Effective as of 5:01 p.m., Eastern time, on the date the Certificate of Amendment that includes this paragraph is filed with the Secretary of State of the State of Delaware, each five (5) shares of this corporation’s Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.0001 per share, of the corporation. No fractional shares shall be issued as a result of such combination and, in lieu thereof, the corporation shall pay to the holder of any such fractional share an amount in cash equal to such fraction multiplied by the closing sale price of the corporation’s Common Stock as reported on the Nasdaq Global Market on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.”

Fourth:    Thereafter, pursuant to a resolution by the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 211 and 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, ALEXZA PHARMACEUTICALS, INC.    has caused this Certificate of Amendment to be signed by its duly authorized officer this         day of                     , 201    .

ALEXZA PHARMACEUTICALS, INC.

By:
Thomas B. King
President and Chief Executive Officer

ANNEX A-4

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ALEXZA PHARMACEUTICALS, INC.

ALEXZA PHARMACEUTICALS, INC.,    a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:    The name of the corporation is Alexza Pharmaceuticals, Inc. (the “Corporation”).

SECOND:    The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 19, 2000 under the name “FaxMed, Inc.”

THIRD:    The Board of Directors (the “Board”) of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Corporation’s Restated Certificate of Incorporation, as amended, as follows:

1.  Article IV, Section A of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated to read in full as follows:

“A.  This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is two hundred five million (205,000,000) shares. Two hundred million (200,000,000) shares shall be Common Stock, each having a par value of $.0001. Five million (5,000,000) shares shall be Preferred Stock, each having a par value of $.0001.

Effective as of 5:01 p.m., Eastern time, on the date the Certificate of Amendment that includes this paragraph is filed with the Secretary of State of the State of Delaware, each six (6) shares of this corporation’s Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.0001 per share, of the corporation. No fractional shares shall be issued as a result of such combination and, in lieu thereof, the corporation shall pay to the holder of any such fractional share an amount in cash equal to such fraction multiplied by the closing sale price of the corporation’s Common Stock as reported on the Nasdaq Global Market on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.”

Fourth:    Thereafter, pursuant to a resolution by the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 211 and 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, ALEXZA PHARMACEUTICALS, INC.    has caused this Certificate of Amendment to be signed by its duly authorized officer this         day of                     , 201    .

ALEXZA PHARMACEUTICALS, INC.

By:
Thomas B. King
President and Chief Executive Officer

ANNEX A-5

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ALEXZA PHARMACEUTICALS, INC.

ALEXZA PHARMACEUTICALS, INC.,    a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:    The name of the corporation is Alexza Pharmaceuticals, Inc. (the “Corporation”).

SECOND:    The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 19, 2000 under the name “FaxMed, Inc.”

THIRD:    The Board of Directors (the “Board”) of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Corporation’s Restated Certificate of Incorporation, as amended, as follows:

1.  Article IV, Section A of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated to read in full as follows:

“A.  This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is two hundred five million (205,000,000) shares. Two hundred million (200,000,000) shares shall be Common Stock, each having a par value of $.0001. Five million (5,000,000) shares shall be Preferred Stock, each having a par value of $.0001.

Effective as of 5:01 p.m., Eastern time, on the date the Certificate of Amendment that includes this paragraph is filed with the Secretary of State of the State of Delaware, each seven (7) shares of this corporation’s Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.0001 per share, of the corporation. No fractional shares shall be issued as a result of such combination and, in lieu thereof, the corporation shall pay to the holder of any such fractional share an amount in cash equal to such fraction multiplied by the closing sale price of the corporation’s Common Stock as reported on the Nasdaq Global Market on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.”

Fourth:    Thereafter, pursuant to a resolution by the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 211 and 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, ALEXZA PHARMACEUTICALS, INC.    has caused this Certificate of Amendment to be signed by its duly authorized officer this         day of                     , 201    .

ALEXZA PHARMACEUTICALS, INC.

By:
Thomas B. King
President and Chief Executive Officer

ANNEX A-6

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ALEXZA PHARMACEUTICALS, INC.

ALEXZA PHARMACEUTICALS, INC.,    a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:    The name of the corporation is Alexza Pharmaceuticals, Inc. (the “Corporation”).

SECOND:    The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 19, 2000 under the name “FaxMed, Inc.”

THIRD:    The Board of Directors (the “Board”) of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Corporation’s Restated Certificate of Incorporation, as amended, as follows:

1.  Article IV, Section A of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated to read in full as follows:

“A.  This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is two hundred five million (205,000,000) shares. Two hundred million (200,000,000) shares shall be Common Stock, each having a par value of $.0001. Five million (5,000,000) shares shall be Preferred Stock, each having a par value of $.0001.

Effective as of 5:01 p.m., Eastern time, on the date the Certificate of Amendment that includes this paragraph is filed with the Secretary of State of the State of Delaware, each eight (8) shares of this corporation’s Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.0001 per share, of the corporation. No fractional shares shall be issued as a result of such combination and, in lieu thereof, the corporation shall pay to the holder of any such fractional share an amount in cash equal to such fraction multiplied by the closing sale price of the corporation’s Common Stock as reported on the Nasdaq Global Market on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.”

Fourth:    Thereafter, pursuant to a resolution by the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 211 and 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, ALEXZA PHARMACEUTICALS, INC.    has caused this Certificate of Amendment to be signed by its duly authorized officer this         day of                     , 201    .

ALEXZA PHARMACEUTICALS, INC.

By:
Thomas B. King
President and Chief Executive Officer

ANNEX A-7

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ALEXZA PHARMACEUTICALS, INC.

ALEXZA PHARMACEUTICALS, INC.,    a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:    The name of the corporation is Alexza Pharmaceuticals, Inc. (the “Corporation”).

SECOND:    The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 19, 2000 under the name “FaxMed, Inc.”

THIRD:    The Board of Directors (the “Board”) of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Corporation’s Restated Certificate of Incorporation, as amended, as follows:

1.  Article IV, Section A of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated to read in full as follows:

“A.  This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is two hundred five million (205,000,000) shares. Two hundred million (200,000,000) shares shall be Common Stock, each having a par value of $.0001. Five million (5,000,000) shares shall be Preferred Stock, each having a par value of $.0001.

Effective as of 5:01 p.m., Eastern time, on the date the Certificate of Amendment that includes this paragraph is filed with the Secretary of State of the State of Delaware, each nine (9) shares of this corporation’s Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.0001 per share, of the corporation. No fractional shares shall be issued as a result of such combination and, in lieu thereof, the corporation shall pay to the holder of any such fractional share an amount in cash equal to such fraction multiplied by the closing sale price of the corporation’s Common Stock as reported on the Nasdaq Global Market on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.”

Fourth:    Thereafter, pursuant to a resolution by the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 211 and 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, ALEXZA PHARMACEUTICALS, INC.    has caused this Certificate of Amendment to be signed by its duly authorized officer this         day of                     , 201    .

ALEXZA PHARMACEUTICALS, INC.

By:
Thomas B. King
President and Chief Executive Officer

ANNEX A-8

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ALEXZA PHARMACEUTICALS, INC.

ALEXZA PHARMACEUTICALS, INC.,    a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:    The name of the corporation is Alexza Pharmaceuticals, Inc. (the “Corporation”).

SECOND:    The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 19, 2000 under the name “FaxMed, Inc.”

THIRD:    The Board of Directors (the “Board”) of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending the Corporation’s Restated Certificate of Incorporation, as amended, as follows:

1.  Article IV, Section A of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated to read in full as follows:

“A.  This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is two hundred five million (205,000,000) shares. Two hundred million (200,000,000) shares shall be Common Stock, each having a par value of $.0001. Five million (5,000,000) shares shall be Preferred Stock, each having a par value of $.0001.

Effective as of 5:01 p.m., Eastern time, on the date the Certificate of Amendment that includes this paragraph is filed with the Secretary of State of the State of Delaware, each ten (10) shares of this corporation’s Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.0001 per share, of the corporation. No fractional shares shall be issued as a result of such combination and, in lieu thereof, the corporation shall pay to the holder of any such fractional share an amount in cash equal to such fraction multiplied by the closing sale price of the corporation’s Common Stock as reported on the Nasdaq Global Market on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.”

Fourth:    Thereafter, pursuant to a resolution by the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 211 and 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, ALEXZA PHARMACEUTICALS, INC.    has caused this Certificate of Amendment to be signed by its duly authorized officer this         day of                     , 201    .

ALEXZA PHARMACEUTICALS, INC.

By:
Thomas B. King
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the stockholder meeting date. INTERNET http://www.proxyvoting.com/alxa Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR ALEXZA PHARMACEUTICALS, INC. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Fulfillment 22235 22251 FOLD AND DETACH HERE Please mark your votes as THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL indicated in this example X DIRECTOR NOMINEES AND “FOR” ITEMS 2 AND 3. FOR WITHHOLD *EXCEPTIONS 1. ELECTION OF DIRECTORS ALL FOR ALL Nominees: 01 Thomas B. King 05 J. Leighton Read, M.D. 02 Hal V. Barron, M.D., F.A.C.C. 06 Gordon Ringold, Ph.D. 03 Andrew L. Busser 07 Isaac Stein 04 Deepika R. Pakianathan, Ph.D. 08 Joseph L. Turner (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions FOR AGAINST ABSTAIN 2. To approve a series of certificates of amendment to the Alexza’s Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s outstanding common stock, pursuant to which any whole number of outstanding shares between, and including, three and ten would be combined into one share of common stock and to authorize the Company’s Board of Directors to select and file one such certificate of amendment. 3. To ratify the selection by the Audit and Ethics Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012. Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date

You can now access your Alexza Pharmaceuticals, Inc. account online. Access your Alexza Pharmaceuticals, Inc. account online via Investor ServiceDirect® (ISD). The transfer agent for Alexza Pharmaceuticals, Inc., now makes it easy and convenient to get current information on your stockholder account. View account status View certificate history View book-entry information Make address changes Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report on Form 10-K are available at: http://www.proxyvoting.com/alxa FOLD AND DETACH HERE PROXY ALEXZA PHARMACEUTICALS, INC. Annual Meeting of Stockholders – June 6, 2012 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Thomas B. King and Mark K. Oki, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Alexza Pharmaceuticals, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held Wednesday, June 6, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) 22235 Fulfillment 22251